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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TITAN MACHINERY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TITAN MACHINERY INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Titan Machinery Inc. will be held in a virtual meeting only format over the Internet at www.virtualshareholdermeeting.com/TITN2024 beginning at 9:00 a.m., Central Time, on June 3, 2024, for the following purposes:
1.    To elect three directors each for a three-year term.
2.    To conduct an advisory vote on a non-binding resolution to approve the compensation of our named executive officers.
3.    To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2025.
4.    To approve the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.
5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
    Only stockholders of record at the close of business on April 10, 2024 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof.
    Your vote is important. You are cordially invited to attend the virtual Annual Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/TITN2024. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mail as described in the Notice of Internet Availability, first sent to stockholders on or about April 22, 2024, containing instructions on how to access our proxy materials.
    Important Notice Regarding the Availability of Proxy Materials for the Upcoming Annual Meeting of Stockholders To Be Held on June 3, 2024: The Proxy Statement, Proxy Card, and Annual Report on Form 10-K are available in the Investor Relations section of the Titan Machinery Inc. website at http://www.titanmachinery.com.

BY ORDER OF THE BOARD OF DIRECTORS

Bryan J. Knutson President and Chief Executive Officer
West Fargo, North Dakota
April 22, 2024

TITAN MACHINERY INC.
Annual Meeting of Stockholders
June 3, 2024

PROXY STATEMENT

INTRODUCTION
    Your proxy is solicited by the Board of Directors (the "Board") of Titan Machinery Inc. ("we," "us," "our," or the "Company") for our Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on June 3, 2024 (the "Annual Meeting"), in a virtual meeting only format over the Internet at www.virtualshareholdermeeting.com/TITN2024 and for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The proposals to be voted on at the Annual Meeting are described in this Proxy Statement.
    The mailing address of our principal executive offices is Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078. We expect that this Proxy Statement, the related Proxy Card, Notice of Annual Meeting of Stockholders, and the Notice of Internet Availability (the "Notice") will first be made available to our stockholders on or about April 22, 2024.
GENERAL INFORMATION

Purpose of the Annual Meeting	At the Annual Meeting, our stockholders will act upon the following proposals outlined in the Notice of Annual Meeting of Stockholders:
Proposal 1 - Election of Directors
Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers
Proposal 3 - Ratification of Independent Registered Public Accounting Firm for fiscal year ending January 31, 2025
Proposal 4 - To approve the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan
Following the formal portion of the Annual Meeting, management of the Company will be available to respond to appropriate questions from stockholders.

What is the format for this year's Annual Meeting?
This year’s Annual Meeting will be held in a virtual only format over the Internet. We have structured our virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate in the Annual Meeting as if it were held in person, including the ability to vote shares electronically during the meeting and to a questions during the meeting.

To attend the virtual Annual Meeting over the Internet, please visit www.virtualshareholdermeeting.com/TITN2024. We recommend that you log in at least 15 minutes before the Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer audio system. We will have technicians ready to assist you with any technical difficulties that you may encounter accessing the virtual meeting platform.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, in your proxy card (if applicable) or on the instructions that accompanied your proxy material. You may also login as a guest in the event that you do not have a 16-digit control number. However, if you participate as a guest through the virtual meeting platform, you will not be able to vote your shares or submit questions during the Annual Meeting.

Although you may vote online during the virtual Annual Meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice or on your proxy card to ensure that your shares are represented and voted.

What is a Proxy?	It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. You may designate someone as your proxy in a written document, typically with a proxy card. We have authorized members of our senior management designated by the Board and named in your proxy card to represent you and to vote your shares as instructed. The proxies also may vote your shares at any adjournments or postponements of the Annual Meeting.

What is a Proxy Statement?	It is a document we give you when we are soliciting your designation of a proxy pursuant to Securities and Exchange Commission ("SEC") rules and regulations.

How is the Company distributing the proxy materials?
Consistent with the approach taken for last year's Annual Meeting, this year, to expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using an SEC rule that allows us to furnish proxy materials primarily over the internet instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 22, 2024, we will send to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement, over the Internet. If you receive the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet, by telephone, or by mail.

Stockholder of Record	If your shares were registered in your name with our transfer agent as of the record date, April 10, 2024, you are a stockholder of record with respect to those shares.

Shares held in "Street Name"
If you hold your shares in an account at a bank, broker or other intermediary, then you are the beneficial owner of shares held in "street name" and the bank, broker or other intermediary is considered to be the stockholder of record. This bank, broker or other intermediary will send the Notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested). As the beneficial owner of the Company’s shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting. However, if you are a beneficial owner, you are not the stockholder of record and in order to vote your shares during the Annual Meeting you must follow the instructions from your bank, broker or other intermediary. Please refer to the information your bank, broker or other intermediary provided to you. Stock exchange rules do not permit a bank, broker or other intermediary to vote "street name" shares on "non-routine" matters, such as the election of directors and approval of the compensation of our named executive officers, unless it has received voting instructions from the beneficial holder. The Company encourages beneficial holders to promptly direct their bank, broker or other intermediary on how to vote for the agenda items.

Number of Shares Required to be Present to Hold the Annual Meeting
In order to conduct the Annual Meeting, holders of a majority of the shares outstanding and entitled to vote at the Annual Meeting as of the close of business on the record date, April 10, 2024, must be present electronically or by proxy at the virtual Annual Meeting. This constitutes a quorum. Your shares are counted as present if you attend the virtual Annual Meeting and vote electronically, or if you vote by proxy. Shares represented by proxies that include abstentions and broker non-votes (described below) will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.

Proxy Solicitation and Cost	The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding that material to beneficial owners and record holders of the Company's common stock ("Common Stock"), will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxy votes personally or by telephone.

VOTING INFORMATION

Voting Methods
Shares Held of Record. All stockholders of record may vote via the Internet, by telephone, or by mail as described in the Notice or may vote electronically at the Annual Meeting.

Shares Held In Street Name. If your shares are held in "street name" you must instruct the record holder of your shares (i.e., your bank, broker, or other intermediary) how to vote your shares. If your shares are held in "street name" and you want to attend the virtual Annual Meeting and vote electronically, you will need to log-in to the virtual Annual Meeting platform using your 16-digit control number and have a valid legal proxy for the Annual Meeting from the record holder of the shares.

Revoking Your Proxy or Changing Your Vote
Any stockholder giving a proxy designation may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Corporate Secretary of the Company, at 644 East Beaton Drive, West Fargo, ND 58078, or by attending and voting electronically at the virtual Annual Meeting. If you are a beneficial owner of shares held in street name, you must follow the instructions from your bank, broker or other intermediary to revoke your previously given proxy.

Proposal 1 - Election of Directors (page 12)
The Board has nominated three candidates for election to our Board. On the vote to elect directors, stockholders may:
•Vote "FOR" one or more of the nominees; or
•"WITHHOLD" votes as to one or more of the nominees.

Directors will be elected by a plurality of the votes of stockholders present electronically or represented by proxy at the virtual Annual Meeting. This means that the three nominees who receive the greatest number of "FOR" votes cast will be elected as directors. If you "WITHHOLD" authority to vote with respect to any director nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

The Board recommends that stockholders vote "FOR" the election of each nominee.

Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers (page 46)
The Board is holding a non-binding advisory vote to approve the compensation of our named executive officers (commonly referred to as the "Say-on-Pay Vote"). Stockholders may:
•Vote "FOR" the proposal;
•Vote "AGAINST" the proposal; or
•"ABSTAIN" from voting on the proposal.

The affirmative vote of a majority of the shares present electronically or by proxy at the virtual Annual Meeting and entitled to vote on the matter is required to approve Proposal 2 (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 2.

Your vote on Proposal 2 is a non-binding advisory vote to approve the compensation of our named executive officers (as identified below in "Compensation Discussion and Analysis"). The Board will consider the results of this advisory vote when considering future executive compensation decisions, but it will not be binding.

The Board recommends that stockholders vote "FOR" the approval of the compensation of our named executive officers.

Proposal 3 - Ratification of Independent Registered Public Accounting Firm (page 48)
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025. The Board is seeking stockholder ratification of this appointment. On the vote to ratify the appointment of Deloitte & Touche LLP, stockholders may:
    • Vote "FOR" the proposal;
    • Vote "AGAINST" the proposal; or
    • "ABSTAIN" from voting on the proposal.

The affirmative vote of a majority of the shares present electronically or by proxy at the virtual Annual Meeting and entitled to vote on the matter is required to approve Proposal 3 (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 3.

The Board recommends that stockholders vote "FOR" ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.

Proposal 4 - Approval of the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan (page 49)
On the vote to approve the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, stockholders may:
• Vote "FOR" the proposal;
• Vote "AGAINST" the proposal; or
• "ABSTAIN" from voting on the proposal.

The affirmative vote of a majority of the shares present electronically or by proxy at the virtual Annual Meeting and entitled to vote on the matter is required to approve Proposal 4 (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted "FOR" the proposal for it to be approved).

An "ABSTAIN" vote has the same effect as an "AGAINST" vote on Proposal 4.

The Board recommends that stockholders vote "FOR" approval of the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.

What if I do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choice for each proposal when returning a proxy. If no specific voting instructions are given, proxies that are returned will be voted as follows:
•"FOR" the election of all director nominees;
•"FOR" the advisory approval of the compensation of our named executive officers;
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2025; and
•"FOR" the approval of the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.

Broker Non-Votes
A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owners of shares held in street name, and the broker does not have, or declines to exercise, discretionary authority to vote those shares. Brokers generally have authority to vote on "routine matters," as determined by applicable self-regulatory organizations governing that broker. Of the proposals presented at the Annual Meeting, only Proposal 3, the ratification of an independent registered public accounting firm, is considered to be a "routine matter."

"Broker non-votes" have the following effect:
•Your shares will be counted as present for the purposes of determining whether there is a quorum at the Annual Meeting.
•Your shares will not be counted as votes "FOR" or "WITHHOLD" authority for the election of the director nominees at the Annual Meeting.
•Your shares will not be counted as votes "FOR", "AGAINST", or "ABSTAIN" on Proposal 2 ("Say-on-Pay Vote"), Proposal 3 ("Ratification of Auditor"), or Proposal 4 (Approval of the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan), as applicable.

OUTSTANDING SHARES AND VOTING RIGHTS
    The Board has fixed April 10, 2024 as the record date for determining stockholders entitled to vote at the Annual Meeting. Persons who were not stockholders at the close of business on such date will not be allowed to vote at the Annual Meeting. There were 22,818,917 shares of Common Stock issued and outstanding at the close of business on April 10, 2024. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any capital stock of the Company are entitled to cumulative voting rights.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
    The following table sets forth, as of April 10, 2024, information regarding beneficial ownership of our Common Stock by:
•Each person known to us to beneficially own 5% or more of our Common Stock;
•Each current and former executive officer (as that term is defined under the rules and regulations of the SEC) named in the Summary Compensation Table on page 35, who are collectively referred to herein as our "named executive officers";
•Each of our directors (including director nominees); and
•All of our current executive officers and directors as a group.
    We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite the stockholder's name. We have calculated the percentage of Common Stock owned based on 22,818,917 shares of Common Stock outstanding on April 10, 2024. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Titan Machinery Inc., 644 East Beaton Drive, West Fargo, North Dakota 58078.

Name of Beneficial Owner	Number	Percent of Class
5% Beneficial Owners:
Dimensional Fund Advisors LP	1,783,274	7.81%
Building One
6300 Bee Cave Road
Austin, TX 78746 (1)
BlackRock, Inc.	1,723,630	7.55%
55 East 52nd Street
New York, NY 10055 (2)
The Vanguard Group	1,154,728	5.06%
100 Vanguard Blvd.
Malvern, PA 19355 (3)

Names of Named Executive Officers and Directors/Nominees:
Bryan Knutson (4)	82,984	*
Robert Larsen (5)	16,132	*
David Meyer (6)	1,862,864	8.16%
Frank Anglin (7)	6,623	*
Tony Christianson (8)	236,203	1.04%
Stanley Erickson (9)	42,020	*
Christine Hamilton (10)	23,427	*
Jody Horner (11)	37,207	*
Richard Lewis (12)	987	*
Richard Mack (13)	37,753	*
All current executive officers and directors/nominees as a group (10 persons) (14)	2,346,200	10.28%
* Less than one percent.
(1)This information is based on the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP ("Dimensional") on February 9, 2024. Dimensional reported that, as of December 29, 2023, it had sole voting power over 1,756,578 shares of Common Stock and sole dispositive power over 1,783,274 shares of Common Stock. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds and may be deemed to be the beneficial owner of the shares of Common Stock held by the Dimensional Funds. However, Dimensional reports that all such Common Stock is owned by the Dimensional Funds and disclaims beneficial ownership of such Common Stock.
(2)This information is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024. BlackRock, Inc., as parent company of various subsidiaries listed in the Schedule 13G/A, may be deemed to beneficially own the shares held by such subsidiaries. BlackRock, Inc. reported that, as of December 31, 2023, it had sole voting power over 1,673,424 shares of Common Stock and sole dispositive power over 1,723,630 shares of Common Stock.
(3)This information is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. The Vanguard Group reported that, as of December 29, 2023, it had shared voting power over 30,853 shares of Common Stock, sole dispositive power over 1,106,246 shares of Common Stock, and shared dispositive power over 48,482 shares of Common Stock.
(4)Includes 27,372 restricted shares held by Mr. Knutson that are subject to risk of forfeiture.
(5)Includes 12,491 restricted shares held by Mr. Larsen that are subject to risk of forfeiture.

(6)Includes 1,750,000 shares of Common Stock held by the Meyer Family Investment Limited Liability Limited Partnership, over which Mr. Meyer has shared voting and investment control.
(7)Includes 2,989 restricted shares held by Mr. Anglin that are subject to risk of forfeiture.
(8)Includes 180,000 shares of Common Stock beneficially owned by Adam Smith Companies, LLC. Mr. Christianson may be deemed to share beneficial ownership of the shares of Common Stock held beneficially by Adam Smith Companies, LLC by virtue of his status as a controlling owner of this entity. Mr. Christianson expressly disclaims beneficial ownership of any shares held by Adam Smith Companies, LLC, except to the extent of his pecuniary interest in such entity. Also includes 2,989 restricted shares held by Mr. Christianson that are subject to risk of forfeiture.
(9)Includes 2,989 restricted shares held by Mr. Erickson that are subject to risk of forfeiture.
(10)Includes 2,989 restricted shares held by Ms. Hamilton that are subject to risk of forfeiture.
(11)Includes 2,989 restricted shares held by Ms. Horner that are subject to risk of forfeiture.
(12)Includes 987 restricted shares held by Mr. Lewis that are subject to risk of forfeiture.
(13)Includes 2,989 restricted shares held by Mr. Mack that are subject to risk of forfeiture.
(14)Includes 58,784 restricted shares held by our current executive officers and directors that are subject to risk of forfeiture.

BOARD OF DIRECTORS
    The Board consists of three classes of directors, which classes are, as of the date of this Proxy Statement, composed of:
•three Class II directors who hold office until the 2024 Annual Meeting;
•three Class III directors who hold office until the 2025 Annual Meeting; and
•three Class I directors who hold office until the 2026 Annual Meeting;
or, in all cases, until their successors are elected and qualified.
The Governance/Nominating Committee has recommended, and the Board has approved, Stan Erickson, Jody Horner, and Richard Mack as director nominees for the three Class II director positions to be elected at the 2024 Annual Meeting.
    The following information states the principal occupations for at least the past five years of the 2024 director nominees and the remaining directors whose terms will continue beyond the Annual Meeting:

2024 Nominees Upon election, these Directors will Hold Office Until the 2027 Annual Meeting* (subject to age based retirement obligations)	Age	Position/Committee Membership/Biography

Stan Erickson	73	Lead Independent Director; Audit Committee
		Mr. Erickson has been a director of Titan Machinery since March 1, 2017. Mr. Erickson currently serves as the President and Chief Executive Officer of Liberty Capital, Inc., which provides capital and investment services. Mr. Erickson co-founded Liberty Capital in 2013 after retiring from a 32-year career at Ziegler Inc., a Caterpillar dealer, where he most recently served as President and Chief Operating Officer. Mr. Erickson is a veteran of the United States Marine Corps and currently serves on the board of directors of Electromed, Inc., a publicly-traded company, where he is chair of the audit committee and a member of the nominating and governance committee. Mr. Erickson also currently serves on the board of directors of McAninch Corporation, a privately-held construction company based in Des Moines, Iowa. Among other attributes, skills and qualifications, Mr. Erickson has significant senior leadership experience in the equipment industry, as well as experience as a public company director, which provides the Board with a strong perspective on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Jody Horner	62	Director; Chair of Compensation Committee; Audit Committee
		Ms. Horner has been a director of Titan Machinery since August 1, 2015. In February 2015, Ms. Horner was appointed President of Midland University, a private liberal arts college located in Fremont, Nebraska. Prior to joining Midland University, Ms. Horner spent over 30 years at Cargill, Inc., holding several leadership positions including President of Cargill Meat Solutions, President of Cargill Case Ready, President of Cargill Salt, Vice President - Corporate Global Diversity, and Vice President - Human Resources. At Cargill, Ms. Horner was a member of several corporate committees including the Global Business Conduct & Ethics Committee and the Global Enterprise Process, Data and Technology Committee. Ms. Horner currently serves as a director and board chair of H.J. Baker & Bro., LLC, a privately-held sulphur and animal nutrition industry company. Among other attributes, skills and qualifications, Ms. Horner brings valuable insight to the Board based on her extensive experience in leadership positions and her broad knowledge of financial matters, operating strategies, agri-business markets, and human resources.

Richard Mack	56	Director; Chair of Audit Committee
		Mr. Mack has been a director of Titan Machinery since June 4, 2015. From June 2014 through his retirement in January 2018, Mr. Mack served as Executive Vice President and Chief Financial Officer for The Mosaic Company, a leading international producer and marketer of phosphate and potash crop nutrients. Prior to that, Mr. Mack held the position of Senior Vice President, General Counsel and Corporate Secretary for Mosaic from the date of its initial public offering in 2004 until his promotion in 2009 to Executive Vice President (while continuing his role as General Counsel and Corporate Secretary). In the decade prior to Mosaic's formation, he served in various legal positions at Cargill, Inc., and was a founding executive of Mosaic and Cargill Ventures. Mr. Mack was also the founder of the Streamsong Resort, which is owned by Mosaic. Mr. Mack served from 2018 through 2022 as a director and audit committee chair of Anuvia Plant Nutrient Holdings, Inc., which is a privately-held crop nutrient company. Mr. Mack currently serves as a director and finance committee chair of H.J. Baker & Bro., LLC, a privately-held sulphur and animal nutrition industry company. Among other attributes, skills and qualifications, Mr. Mack brings to the Board significant experience as a public company executive, along with extensive knowledge of public company finance and financial statements, capital markets, corporate governance, agri-business markets, mergers and acquisitions, operating strategies, and international business.
Directors Who Hold Office Until the 2025 Annual Meeting		Position/Committee Membership/Biography
David Meyer	70	Executive Chairman of the Board of Directors (former Chief Executive Officer, until February 1, 2024)
		Mr. Meyer is our Executive Chairman of the Board of Directors, effective February 1, 2024. Prior thereto, he was Board Chair and Chief Executive Officer of Titan Machinery since 1980. Mr. Meyer worked for JI Case Company in 1975. From 1976 to 1980, Mr. Meyer was a partner in a Case/New Holland Dealership with locations in Lisbon, North Dakota and Wahpeton, North Dakota. In 1980, Mr. Meyer, along with a partner, founded Titan Machinery Inc. Mr. Meyer has served on both the Case Construction and CaseIH Agriculture Dealer Advisory Boards. Mr. Meyer is the past chairman and past board member of the North Dakota Implement Dealers Association. Mr. Meyer currently serves as a Trustee of the University of Minnesota Foundation, Director on the North Dakota Community Foundation, and Director of the Evans Scholars Foundation (ESF) of the Western Golf Association (WGA). Among other attributes, skills and qualifications, Mr. Meyer is uniquely qualified to serve as a director and the Board's Executive Chair due to his in-depth knowledge of the Company's history, business and industry, and his ability to effectively identify strategic priorities and to lead the discussion and execution of strategy.

Frank Anglin	61	Director; Governance/Nominating Committee; Compensation Committee

Mr. Anglin has been a director of Titan Machinery since February 1, 2022. Mr. Anglin has served as the Vice President, West and South Regions, for Istate Truck Centers since September 2019. From July 2018 to August 2019, Mr. Anglin served as Chief Executive Officer, President and Director for Boyer Trucks. From January 2017 to May 2018, he served as CEO and Board Director for Midwest Can and Container Specialties Inc. Prior to that, he served as CEO, President, and Director for Western Peterbilt Inc., and held a variety of management positions during his tenure at General Electric and CNH Industrial. Among other attributes, skills and qualifications, Mr. Anglin brings to the Board his substantial leadership experience in the equipment manufacturing and truck dealership industries, which provides the Board with a seasoned perspective on dealership operations, equipment manufacturing, operating strategies, financing, and investment strategies.

Richard Lewis	53	Director

Mr. Lewis has been a director of Titan Machinery since February 1, 2024. A resident of Australia, Mr. Lewis currently serves as director and the principal executive of Iron Capital Group, a company founded by Mr. Lewis in 2015. Iron Capital Group offers equipment leasing solutions to earthmoving and mining customers in Australia and North America. Previously, Mr. Lewis was employed in various positions in the equipment finance and dealership industries. Mr. Lewis served as a director of the Australian Tractor and Machinery Association from 2002-2008, holding the position of chairperson for his final two years. In 2011, Mr. Lewis became a director of J.J. O’Connor & Sons Pty. Ltd. and was serving as Board Chair at the time of Titan’s acquisition of the O’Connors’ dealership business in October 2023. Among other attributes, skills, and qualifications, Mr. Lewis has significant leadership experience in the Australian equipment industry, as well as in-depth knowledge of the equipment finance industry, operating strategies, financing and international business.

Directors Who Hold Office Until the 2026 Annual Meeting		Position/Committee Membership/Biography
Tony Christianson	71	Director; Governance/Nominating Committee; Compensation Committee
		Mr. Christianson has been a director of Titan Machinery since January 2003. Since 1981, Mr. Christianson has been the Chairman of Cherry Tree Companies, an affiliated group of investment banking and wealth management firms in Minneapolis, Minnesota. Mr. Christianson also currently serves as managing partner of Adam Smith Companies, LLC, a holding company with investments in several companies, and as a director of MetaFarms, Inc., a privately-held SAS provider of information management for animal protein production. Among other attributes, skills and qualifications, Mr. Christianson has comprehensive experience in the financial services and investment industries, as well as his experience as a public and private company director, which provides particular value to the Board with a seasoned view on financing, investment, acquisition and operating strategies, public company regulatory compliance issues, and investor relations.

Christine Hamilton	68	Director; Chair of Governance/Nominating Committee; Audit Committee
		Ms. Hamilton has been a director of Titan Machinery since March 1, 2018. Ms. Hamilton is the co-owner and managing partner of Christiansen Land and Cattle, Ltd., a large diversified farming and ranching operation in central South Dakota, and is also the co-owner of Dakota Packing, Inc., a wholesale meat distribution business. Ms. Hamilton is a former director for the Federal Reserve Bank, Ninth District, located in Minneapolis, Minnesota, and is a current director of SAb Biotherapeutics, a publicly-traded clinical stage biopharmaceutical company, where she serves as chair of its compensation committee and a member of its nominating and corporate governance committee. Among other attributes, skills and qualifications, Ms. Hamilton brings to the Board her extensive experience in the agri-business sector and her unique knowledge of operating strategies, priorities and challenges facing our customers in the agriculture sector.

Bryan Knutson	45	Director; President and Chief Executive Officer
Mr. Knutson has served as a director and President and Chief Executive Officer of Titan Machinery since February 1, 2024. Prior to that, Mr. Knutson was our Chief Operating Officer since 2017, adding the position of President in 2022. Prior to these executive roles, Mr. Knutson led Titan Machinery's North American Agriculture and Construction Equipment Operations and has implemented lasting positive changes across the organization, leveraging his first-hand experience as a Sales Consultant, General Manager, and various Senior Field positions during his tenure at the Company, which commenced in September 2002. Mr. Knutson is past Chairman of the Board of the Pioneer Equipment Dealers Association, which represents Equipment Dealers in Minnesota, North Dakota, and South Dakota. He has served long tenures on both the Case IH Agriculture and Case Construction Dealer Advisory Boards. Among other attributes, skills, and qualifications, Mr. Knutson brings to the Board his in-depth knowledge of the Company’s operations, history, and culture, knowledge of the equipment dealership industry, and the ability to identify strategic priorities for the Company.
Board Skills and Experience Matrix
The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors, which our Board believes are relevant to our business structure, and the tenure of our directors. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board. As shown by the tenure of our directors below, the Board also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

	F. Anglin	T. Christianson	S. Erickson	C. Hamilton	J. Horner	B. Knutson	R. Lewis	R. Mack	D. Meyer
Knowledge, Skills and Experience
Other Public Company Board Experience		X	X	X
Executive Leadership	X	X	X	X	X	X	X	X	X
Industry Knowledge	X	X	X	X		X	X	X	X
Finance and Accounting		X	X	X	X			X	X
Corporate Strategy and Execution	X	X	X	X	X	X	X	X	X
Sales and Marketing	X					X	X	X	X
Corporate Governance and Compliance	X	X	X	X	X			X	X
Operations and Supply Chain	X		X		X	X	X	X	X
International Operations	X				X		X	X	X
Human Capital and Executive Compensation	X		X	X	X	X	X	X	X
Risk Management	X	X	X	X	X		X	X	X
Technology and Data Security		X	X
Director Independence	X	X	X	X	X		X	X
Board Tenure
Years	3	17	7	6	9	1	1	9	17

Board Diversity Matrix
The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of the communities and customers we serve. The Governance/Nominating Committee seeks director nominees with a diverse range of experience, skills, knowledge and backgrounds. The Board Diversity Matrix set forth below reports self-identified diversity statistics for the current Board as of the date of this Proxy Statement in the format required by Nasdaq’s rules.

Board Diversity Matrix (As of April 22, 2024)
Board Size:
Total Number of Directors		9
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	2	7	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	1	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Demographic Background Undisclosed	0
ELECTION OF DIRECTORS
(PROPOSAL 1)
2024 Director Nominees
    The Governance/Nominating Committee recommended to the Board that the following persons be nominated and elected as directors at the Annual Meeting, which persons were then formally nominated by the Board:

Stan Erickson
Jody Horner
Richard Mack
    The nominees are currently Class II Directors whose terms expire at the upcoming 2024 Annual Meeting. Each of the nominees has consented to being named as a nominee. If elected, each nominee will serve a three-year term until the 2027 Annual Meeting or until his or her successor is elected and qualified; provided, that under the terms of the Company's Corporate Governance Guidelines, Mr. Erickson will be subject to an age-based retirement obligation in March 2025. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies that are returned and signed will be voted for the nominee designated by the Board to fill the vacancy.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

NON-EMPLOYEE DIRECTOR COMPENSATION
    Our non-employee directors receive cash and restricted stock awards as compensation for their service as directors pursuant to our Non-Employee Director Compensation Plan, which, for fiscal 2024, was as follows:

	Cash Retainer ($)	Restricted Stock Awards ($)
Compensation for each non-employee director	55,000	80,000
Additional cash retainers:
Audit Committee Chair	25,000
Compensation Committee Chair	10,000
Governance/Nominating Committee Chair	10,000
Lead Independent Director	15,000
    We also reimburse our non-employee directors for reasonable expenses incurred in connection with their service as directors. Directors who are appointed to the Board during the year receive a prorated cash retainer and restricted stock award, the equity component of which is granted on the director's effective start date and has the same vesting date as awards to directors who serve for the full year.
Under the terms of the Non-Employee Director Compensation Plan, the cash portion of the non-employee director retainer (both the Board annual retainer and any committee chair or lead independent director retainer) is to be paid in arrears in equal quarterly installments on the first day of each fiscal quarter. Restricted stock awards under the Non-Employee Director Compensation Plan are granted on the date of the annual meeting of stockholders each year, and vest on the date of the next annual meeting of stockholders or such other date as determined by the Compensation Committee.
In addition, pursuant to the Non-Employee Director Compensation Plan, unvested restricted stock awarded to a director is forfeited upon termination from service, unless the reason for termination from service is as a result of death, permanent disability (as determined by the Compensation Committee) or mandatory retirement pursuant to the Board’s retirement policy, in which case the unvested restricted stock award will vest pro rata based upon the term of service as compared to the vesting period.
    The following table provides compensation information for our non-employee directors during fiscal 2024:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Frank Anglin	55,000	80,000	135,000
Tony Christianson	55,000	80,000	135,000
Stan Erickson	70,000	80,000	150,000
Christine Hamilton	65,000	80,000	145,000
Jody Horner	65,000	80,000	145,000
Richard Mack	80,000	80,000	160,000
(1)Mr. Lewis is not included in the table as he became a Director effective February 1, 2024, and did not receive compensation in fiscal 2024.
(2)These amounts represent the grant date fair value for each grant awarded in fiscal 2024, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation. Each director included in this table received an award of 2,989 restricted shares based on the $26.77 closing price for our Common Stock on the grant date of June 5, 2023.

SUSTAINABILITY
Our mission at Titan Machinery is to serve the farmers and contractors who feed and build our world. We are committed to conducting our business operations and activities in a manner that maintains the health and safety of our employees, customers, visitors and contractors, protects the environment, conserves natural resources, positions us as a responsible and engaged partner in communities where we operate, and promotes an inclusive and engaged workforce. For more information on our commitment to sustainability matters, please visit the Investor Relations section of Titan Machinery Inc. website at http://www.titanmachinery.com.
Environmental Sustainability
We are a stakeholder in the future of our planet. We recognize the importance of sustainability and how it affects our Company and the agricultural and construction industries we serve. We work to be a positive force in protecting the environment by continually looking for ways to reduce our use of natural resources. As we upgrade and build new facilities, we work with our architects and contractors to make sensible modifications that make our facilities environmentally and employee friendly.
As a retail distributor, we do not make the products we sell. However, we seek to partner with reputable, sustainability-conscious equipment manufacturers, suppliers, vendors, and contractors that can help us and our customers feed and build our world in a sustainable way. We believe that our primary supplier of equipment, CNH Industrial, is a global leader in environmental sustainability, and we share its values in this area. We believe that CNH Industrial has been at the forefront of sustainable product innovation as evidenced by its introduction of advanced precision solutions to our customers in order to allow them to maximize their acreage yields, while reducing the use of fuel, fertilizer, chemicals, water, and other crop inputs.
Commitment to Inclusive Workplace
We are committed to an inclusive workplace where all employees are valued and have the opportunity to reach their full potential. We utilize a variety of initiatives across our footprint to recruit minorities, women, and veterans, as we attempt to diversify our workforce and to ensure that it is representative of the communities where we conduct business. We also strive to build a culture of inclusion that leverages the strengths of all of our employees. From new hire orientation to management and leadership training, we are focused on developing global mindsets, breaking unconscious biases and demonstrating the business case for diversity across the organization. Our Compensation Committee has included, as part of its charter and core agenda, an annual review of our diversity and inclusion strategy.
We conduct periodic employee engagement surveys designed to monitor overall employee engagement and identify actions that can be taken to improve our employees' motivation and job satisfaction. We welcome and value this transparent process and are committed to empowering our employees to express their views on relevant workplace matters. Management discloses to, and discusses with, the Compensation Committee the results of our employee engagement surveys and employee turnover data.
Health and Safety
We believe it is our responsibility to maintain a safe and healthy workplace in each of our business locations. Through proactive management, training, and employee accountability, we strive to embed safety into every level of the organization as a top priority. Our department of Human Resources oversees our health and safety programs for our workplaces.
Our corporate safety team collects data on recordable injury rates, serious injury rates, and near misses from each of our facilities, and engages in a root cause analysis and identifies corrective action to reduce the risk of future occurrences. This data is reviewed at least monthly by the executive leadership team and shared with the Board on a quarterly basis. Regular safety meetings are held at our facilities for store employees.
We are also committed to improving the health and well-being of our employees. Our U.S. wellness program is continuously evolving to better educate, motivate and reward our employees for maintaining and achieving healthy lifestyles.
Community Engagement
We are committed to the communities we serve. As busy as our employees are, they make time to help their neighbors and support charities across our footprint. Across our Company, we offer all regular employees up to 24 hours of paid time off each calendar year for volunteer firefighting and emergency medical assistance, and an additional 16 hours of paid time off each calendar year for other community service activities.

Ethical Culture
In every business decision and transaction, we endeavor to act ethically – and we expect our employees and business partners to share in this effort. This means conducting business with integrity, while complying with all laws, rules and standards of conduct that apply to us in the many countries where we do business. We promote our commitment to ethics and compliance among our global workforce through our Code of Ethics and related policies, and training programs. Each employee and non-employee director annually signs an acknowledgement affirming the employee's awareness of our Code of Ethics and related policies.
Corporate Responsibility/ESG Oversight
Corporate responsibility and Environmental, Social, and Governance ("ESG") matters play an important role at Titan. The Board and its committees are actively involved in overseeing our corporate responsibility initiatives.
•The Governance/Nominating Committee is responsible for general oversight of ESG matters including the Company’s practices and strategies related to environmental, climate and sustainability matters;
•The Governance/Nominating Committee oversees matters related to the Company’s community and social impact, other than those matters subject to the oversight of the Compensation Committee;
•The Governance/Nominating Committee reviews and oversees the annual preparation of the Company’s Statement on Sustainability;
•The Compensation Committee has responsibility for oversight of human capital issues and the Company's initiatives related thereto;
•The Compensation Committee oversees and receives an annual management report on diversity and inclusion matters and oversees the Company's strategy related thereto;
•The Compensation Committee annually reviews the Company's health and safety policies, programs, and workplace metrics;
•The Audit Committee is responsible for oversight of our ethics and compliance program, and the public disclosure of relevant ESG matters in accordance with SEC regulations; and
•Each of our committees reports to the Board on relevant ESG matters on a quarterly basis.
We have established a "Sustainability Committee", composed of cross-functional employees to consider, recommend, and oversee initiatives and policies relating to sustainability within the Company.

CORPORATE GOVERNANCE
Corporate Governance Highlights
We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board accountability, and leads to stronger business performance. We are committed to maintaining robust corporate governance practices and will evaluate these practices going forward on a regular basis. Our Principles of Corporate Governance can be found on our website at www.titanmachinery.com.
The following summarizes certain highlights of our governance policies and practices:
•Seven out of nine continuing directors and director nominees are independent; only non-independent directors are the current CEO and the former CEO
•Each of the Audit Committee, Governance/Nominating Committee and Compensation Committee is composed entirely of independent directors
•A Lead Independent Director, who has a significant and substantial role in Board and Company governance matters
•Independent directors meet regularly in private executive sessions without management or non-independent directors present
•Director attendance at 100% of Board and committee meetings in fiscal 2024
•Diverse Board in terms of gender, skills, experiences and qualifications
•Balance of new and experienced directors on Board
•Mandatory retirement from the Board at age 75
•Code of Ethics and Business Conduct applies to all employees, directors, consultants and officers
•Annual say-on-pay vote
•Robust stock ownership guidelines for senior officers and directors
•Risk oversight by full Board and committees
•Annual review of committee charters
•No stockholder rights plan (i.e., no “poison pill”)
•Insider Trading Policy prohibits hedging and pledging of Company securities
•Formal CEO evaluation process
•Annual Board evaluation
Board Leadership Structure
    David J. Meyer, our Chief Executive Officer through January 31, 2024, serves as the Executive Chairman of the Board of Directors. Mr. Meyer is not independent due to his former role as CEO and the one-year continuation of employment as Executive Chairman. Although not independent, the Board believes that Mr. Meyer's continued service as Executive Chairman of the Board of Directors is in the best interests of the Company and its stockholders. Mr. Meyer possesses unique familiarity with the Company's history, business and industry, making him capable of effectively leading operational and strategic discussions among directors of diverse backgrounds and experience. Mr. Meyer is able to prioritize the Board's agenda items, to identify issues to bring to the Board, and, together with our current Chief Executive Officer, to lead the development of the Board’s strategic plans.
Our governance structure requires the appointment of a Lead Independent Director, that all members of our standing committees be independent, and that the independent directors of the Board and the committees of the Board hold regular executive sessions outside the presence of the Executive Chairman, our Chief Executive Officer and other management. Stan Erickson, an independent director, was selected by the Board to serve as the Lead Independent Director as required under our Principles of Corporate Governance for fiscal 2024. The Lead Independent Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Executive Chair and Chief Executive Officer on Board and committee meeting agendas, maintaining frequent contact with the Chief Executive Officer, reviewing and communicating results of the annual Board self-evaluation, advising the Executive Chair and Chief Executive Officer on the efficiency of the Board meetings, assisting in extending invitations to prospective directors, and facilitating teamwork and communication among the non-employee directors and management.

Independence
    Our Board has determined that seven of our nine current directors are independent directors, as defined by Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The seven current independent directors are: Frank Anglin, Tony Christianson, Stan Erickson, Christine Hamilton, Jody Horner, Richard Lewis, and Richard Mack. In making this determination, the Board considered the analysis and recommendations of the Governance/Nominating Committee, as well as any related person transactions and other relationships with the Company.
Committees of the Board
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance/Nominating Committee. The following table sets forth the membership of each of the Company's committees during fiscal 2024.

Audit Committee	Governance/Nominating Committee	Compensation Committee
Richard Mack (Chair)	Christine Hamilton (Chair)	Jody Horner (Chair)
Stan Erickson	Frank Anglin	Frank Anglin
Christine Hamilton	Tony Christianson	Tony Christianson
Jody Horner
Audit Committee
    The Audit Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Audit Committee, may be amended upon approval of the Board. The Audit Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com. Among other matters, our Audit Committee:
•assists the Board in fulfilling its oversight responsibility to our stockholders and other constituents with respect to the integrity of our financial statements;
•appoints and has oversight over our independent auditors, approves the compensation of our independent auditors, reviews the independence and the experience and qualifications of our independent auditors' lead partner, and pre-approves the engagement of our independent auditors for audit and permitted non-audit services;
•meets with the independent auditors and reviews the scope and significant findings of audits and meets with management and internal financial personnel regarding these findings;
•reviews the performance of our independent auditors;
•discusses with management, the director of internal audit, and our independent auditors the adequacy and effectiveness of our financial and accounting controls, practices and procedures, the activities and recommendations of our auditors and our reporting policies and practices, and makes recommendations to the Board for approval;
•establishes procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•prepares the audit committee report required by the SEC rules to be included in our annual proxy statement.
    Our independent auditors, Chief Financial Officer, Director of Internal Audit, General Counsel, and management have regular contact with our Audit Committee. The Audit Committee regularly reports to our Board regarding its actions, decisions and recommendations.

    Our Board of Directors determined that the following members who served on the Audit Committee in fiscal 2024 qualified as an "audit committee financial expert" (as defined under SEC rules): Stan Erickson, Christine Hamilton, Jody Horner, and Richard Mack. Each member of our Audit Committee satisfies the Nasdaq Stock Market independence standards and the independence standards of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee during fiscal 2024 possessed the financial qualifications required of audit committee members set forth in the Nasdaq Stock Market listing rules.
    The Audit Committee met eight times in fiscal 2024.
Governance/Nominating Committee
    The Governance/Nominating Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Governance/Nominating Committee, may be amended upon approval of the Board. The Governance/Nominating Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
The duties and responsibilities of the Governance/Nominating Committee include the following:

•Makes recommendations to the Board regarding candidates for directorships;
•Reviews the independence of our directors under applicable SEC and Nasdaq rules, and advises the Board accordingly;
•Establishes desired director attributes, skills, and diversity;
•Reviews and makes recommendations to the Board regarding the size of the board, and organization and membership of our committees;
•Oversees executive management succession planning;
•Oversees the Company’s practices and strategies related to environmental, climate and sustainability matters;
•Oversees matters related to the Company’s community and social impact, other than those matters subject to the oversight of the Compensation Committee;
•Reviews and oversees the annual preparation of the Company’s Corporate Statement on Sustainability;
•Annually reviews with management the Company’s compliance programs and related matters;
•Annually reviews the Company’s corporate charitable and political contributions to ensure alignment with Company policies and values;
•Reviews, approves and oversees all related party transactions; and
•Reviews annually the Company’s organizational documents, Principles of Corporate Governance, Code of Ethics and Business Conduct, Insider Trading Policy, Related Party Transaction Policy, and other governance related policies, and recommends any changes to the Board.
    The Governance/Nominating Committee will review director nominees proposed by stockholders. Stockholders may recommend a nominee to be considered by the Governance/Nominating Committee by submitting a written proposal to the Board of Directors at Titan Machinery Inc., Attn: Corporate Secretary, 644 East Beaton Drive, West Fargo, North Dakota 58078. A consent signed by the proposed nominee agreeing to be considered as a director should accompany the written proposal. The proposal should include the name and address of the nominee, in addition to the qualifications and experience of the nominee. Please see the section below entitled "Stockholder Proposals" with regard to timing requirements for nominations made directly by a stockholder for consideration at an annual meeting of stockholders.
    When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and its committees and will review all candidates in the same manner, regardless of the source of the recommendation, including nominees proposed by stockholders. In evaluating director nominees, a candidate should have certain minimum qualifications, including the ability to read and understand basic financial statements, familiarity with our business and industry, high moral character and mature judgment, and the ability to work collegially with others. In addition, factors such as the following are considered:
•diversity of the Board;
•needs of the Board with respect to particular skills and experience;
•knowledge, skills and experience of a nominee;

•legal and regulatory requirements;
•appreciation of the relationship of our business to the changing needs of society; and
•desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.
     The Company values diversity among its Board members. Our Board and Governance/Nominating Committee believe that a board comprised of directors with diverse backgrounds, unique skill sets and experiences, and individual perspectives improves the discussions and decision-making process, which contributes to overall board effectiveness. Although gender and diversity characteristics, such as race, ethnicity and nationality, are important considerations in the Governance/Nominating Committee’s process, the Governance/Nominating Committee and the Board do not have a formal policy with regard to the consideration of gender and/or diversity in identifying director nominees at this time. However, as described above, the Governance/Nominating Committee seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board.
    Each member of the Governance/Nominating Committee satisfies the Nasdaq Stock Market independence standards.
    The Governance/Nominating Committee met four times in fiscal 2024.
Compensation Committee
    The Compensation Committee acts pursuant to a written charter. The charter, which is reviewed annually by the Compensation Committee, may be amended by approval of the Board. The Compensation Committee charter is available under "Corporate Governance" on the "Investor Relations" page of our website at www.titanmachinery.com.
    The duties and responsibilities of the Compensation Committee include the following:
•develops and periodically reviews with management the Company's philosophy of compensation, taking into consideration enhancement of stockholder value and the fair and equitable compensation of all employees;
•reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, Chief Financial Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations, which compensation, with respect to our Chief Executive Officer, is then reviewed and, if acceptable, ratified by the Board;
•determines and approves equity awards to directors and employees made pursuant to the Company's equity incentive plans;
•annually reviews with management the Company's diversity and inclusion initiatives and related strategy and accomplishments;
•annually reviews with management the Company's human capital management and related initiatives;
•annually reviews the Company's health and safety policies, programs, and workplace metrics;
•establishes and monitors minimum stock ownership guidelines for executive officers and directors;
•develops, reviews and administers senior management compensation plans, including incentive plans, benefits and perquisites;
•develops and recommends to the Board compensation plans for non-employee directors;
•annually considers the relationship between the Company's strategic and operating plans and the various compensation plans for which the Compensation Committee is responsible;
•periodically reviews with management and advises the Board with respect to employee benefits;
•conducts periodic compensation risk assessments, as further discussed below; and
•reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules. Based on such review and discussion, the Compensation Committee determines whether to recommend to the full Board that the Compensation Discussion and Analysis be included in the annual report or proxy statement.
    Our Chief Executive Officer, Chief Financial Officer, and other senior executives do not participate in the Compensation Committee's deliberations or decisions regarding their own compensation. Mr. Knutson provides input to the Compensation Committee on compensation for the other named executive officers, as appropriate. The Compensation Committee regularly reports to the Board regarding its actions, decisions and recommendations.

    The Compensation Committee annually conducts a risk assessment of our employee compensation programs, including our executive compensation programs. The Compensation Committee has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
    Each member of the Compensation Committee satisfies the Nasdaq Stock Market independence standards.
    The Compensation Committee met four times in fiscal 2024.
Board and Committees Meetings
    During fiscal 2024, the Board held nine formal meetings. The directors also participate in periodic virtual and/or telephonic conference calls with management for the purpose of reviewing updates on financial performance and business operations. The independent directors met in executive session at least quarterly during fiscal 2024. When appropriate, the Board takes formal action by written consent of all directors, in accordance with the Company's Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware.
During fiscal 2024, our directors attended 100% of the aggregate number of meetings of the Board and committees of which each respective director was a member.
Directors' Attendance at Annual Meetings
    Directors' attendance at annual meetings of stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company. The Board's policy is that, subject to unavoidable personal or business conflicts, directors shall attend stockholders meetings. All of our directors attended the Annual Meeting of Stockholders held virtually on June 5, 2023.
Stockholder Communications with the Board of Directors
    Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company's Corporate Secretary at the address below:
Titan Machinery Inc. Board of Directors
Attention: Corporate Secretary
644 East Beaton Drive
West Fargo, North Dakota 58078
    The communication should prominently indicate on the outside of the envelope the director or directors to whom it is directed. The Company's Corporate Secretary will forward the communications to all specified directors or, if no directors are specified, to the entire Board.
Code of Ethics and Business Conduct
Our Code of Ethics and Business Conduct applies to all employees, directors, consultants and officers, including the principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available under "Corporate Governance" on the "Investor Relations" page of the Company's website at www.titanmachinery.com. The Company intends to include on its website at www.titanmachinery.com any amendment to, or waiver from, a provision of its Code of Ethics and Business Conduct that applies to the principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of SEC Regulation S-K. The Governance/Nominating Committee reviews the Code of Ethics and Business Conduct annually, and recommends any changes to the full Board for approval.

Complaint Procedures
We maintain procedures to receive and investigate complaints regarding suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, laws of federal securities violations, and other violations of federal and state laws or of the Company's Code of Ethics and Business Conduct. We have retained a third party firm to maintain an anonymous confidential call-in and web-based reporting tool for the submission of concerns regarding these and other matters by any employee. Any submitted complaints are reported directly to the Company's General Counsel, who investigates and reports directly to the Audit Committee.
Board's Oversight of Risk Management
We believe that a structured, conscientious approach to risk management is a top priority for our Company. Our Board, both directly and through its committees, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to identify critical enterprise risks and to develop mitigation plans to manage those risks.
While the Board and its committees exercise oversight of risk management, the executive team is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees. In fulfilling its responsibilities, management has developed a formal ERM process which includes the preparation of a written ERM Report that is presented to the full Board semi-annually.
The ERM Report describes specific risks within the following categories: Operations, International (Europe and Australia), Financial, Legal and Compliance, IT Systems, and Strategic. Each of these categories is assigned to a member of the executive team, who maintains primary responsibility for management of the applicable risks and updating the ERM Report no less than semi-annually. The ERM Report includes management’s assessment of the likelihood and potential impact of each identified risk, management’s assessment of the Company’s current capability to manage the risk, any risk mitigation plans in place or being developed, tracking of key risk indicators, and the future outlook for the risks.
On a semi-annual basis, management presents the updated ERM Report to the Board. In addition, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight as discussed below.
We believe that our ERM program accomplishes the following:
•Clearly defines risk management roles and responsibilities;
•Brings together senior management to discuss risk;
•Promotes visibility and constructive dialogue around risk; and
•Facilitates appropriate risk response strategies at the Board, committee, and management     levels.
In addition to the regular processes related to the ERM Report, management has established working committees that meet regularly to assess risks in certain areas, including an International Risk Committee that reviews all aspects of our international business risks and a Finance Risk Committee that reviews the Company’s derivative instruments, interest rate risk, and foreign currency exposures.
Cybersecurity Risk Management and Strategy
We have implemented a cybersecurity governance program intended to assess, identify, and manage risks from threats to the security of our information, systems, and network. Our risk-based measures aim to proactively manage threats and prove the effectiveness of our internal controls.
Our cybersecurity governance program adopted the Center for Internet Security Critical Security Framework as the structure to help detect and mitigate threats through risk-based controls designed to protect Titan Machinery’s information, systems, and network.
We continuously review and seek to enhance our program as risks evolve and compliance requirements change. We use our internal security team and third-party cybersecurity companies to jointly conduct periodical assessments and ongoing enhancements to our cybersecurity posture and identify and remediate risks from cyber threats. The assessment includes reviewing third-party service providers periodically and before new engagements.
Security awareness training is provided to educate employees about cybersecurity threats and help them understand their responsibility in identifying, mitigating, and reporting security concerns or threats.
Along with other significant risks for the Company, we have sought to integrate cybersecurity into our enterprise risk management framework, by tracking key risk indicators, emerging risks and changes to the risk mitigation plan to achieve desired results.

Cybersecurity Governance
The Board is aware of the critical nature of managing risks associated with cybersecurity threats. The Audit Committee is responsible for board-level oversight of cybersecurity risk. The Audit Committee reports back to the full Board about cybersecurity and other areas within their responsibility.
Our cybersecurity governance program is led by our Vice President of Information Technology (“VP of IT”). The VP of IT is informed about and monitors the prevention, detection, mitigation, and remediation efforts through regular communication and reporting from professionals on the security team. Our VP of IT has been assessing and managing cybersecurity risk for the Company since 2015, and has over 20 years of IT industry experience in various roles.
Team members who support our cybersecurity governance program have relevant education and industry experience. The team provides regular reports to senior management and other relevant teams on various cybersecurity threats, assessments, and findings.
Our VP of IT semi-annually and on an ad-hoc basis presents directly to the Audit Committee on cybersecurity initiatives, efforts, and security risks. The Audit Committee then reports this information to the full Board at the next board meeting. In addition, we have an Incident Response Policy in place to inform senior management and the Board of material issues related to cybersecurity matters and to develop an appropriate response plan.
Audit Committee’s Role in Oversight of Risk Management
The Audit Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to significant accounting matters, financial reporting matters and related disclosures, internal control matters, and applicable compliance, legal and regulatory risks. In addition, the Audit Committee receives in depth reports no less than annually on the audit plan of the internal audit department, tax matters affecting the Company, cybersecurity and data security risks, treasury and banking operations, and credit department operations, and reports any concerns of risks to the full Board for discussion. The Audit Committee reserves time at each meeting for private sessions with the Chief Financial Officer, General Counsel, head of the internal audit department, and outside auditors, during which time risk matters are discussed.
Compensation Committee’s Role in Oversight of Risk Management
The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs and other employment programs. On an annual basis, the Compensation Committee reviews and addresses risks arising out of the Company’s executive compensation programs, cash incentive programs for other groups of employees, and sales commission plans. In establishing and reviewing the Company’s compensation programs, the Compensation Committee evaluates whether the design and operation of the compensation programs encourage our executive officers or employees to take unnecessary or excessive risks.
Governance/Nominating Committee’s Role in Oversight of Risk Management
The Governance/Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to Board structure and composition, executive succession planning, ESG and sustainability matters, and corporate governance. In addition, the Governance/Nominating Committee oversees the Board's annual self-evaluation process.
Our Leadership Structure is Supportive of Board Oversight of Risk Management
We believe that our leadership structure supports the risk oversight function of the Board in the following respects:
•With our Chief Executive Officer and our Executive Chairman serving on the Board, they promote open communications between management and directors relating to risk.
•Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, including risk management matters.
•Each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.
•The Lead Independent Director promotes communication and consideration of matters presenting significant risks to the Company through his role in developing the Board’s meeting agendas, advising committee chairs, attending committee meetings, chairing meetings of the independent Directors and facilitating communications between independent Directors and the Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
    We have a written Related Party Transactions Policy that requires our Governance/Nominating Committee to review and approve or ratify any "related party transaction" of the type required to be disclosed by Item 404 of Regulation S-K. The term "related parties" is defined as any directors, executive officers, stockholders beneficially owning more than 5% of our Common Stock, and their respective immediate family members. This policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $100,000, and in which any related person had, has or will have a direct or indirect interest. All of our directors, executive officers and employees are required to report to our General Counsel any proposed or completed related party transactions.
    All related party transactions are reviewed and may be approved or ratified by the Governance/Nominating Committee (not including any member of the Governance/Nominating Committee that is a related person with respect to the transaction at issue). The Governance/Nominating Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. The Governance/Nominating Committee may impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction. In the case of a transaction presented to the Governance/Nominating Committee for ratification, the Governance/Nominating Committee may ratify the transaction, amend the transaction, or determine that termination or rescission of the transaction is appropriate.
Related Person Transactions in Fiscal 2024
    There were no transactions that occurred during fiscal 2024 to which we were a participant in which:
•the amounts involved exceeded or will exceed $120,000; and
•a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS
In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to David J. Meyer, our Chief Executive Officer through January 31, 2024, Robert Larsen, our Chief Financial Officer, and Bryan Knutson, our President & Chief Operating Officer through January 31, 2024. Mr. Knutson is our current President and Chief Executive Officer effective February 1, 2024. In this Proxy Statement, we refer to Messrs. Meyer, Larsen, and Knutson as our "named executive officers."
Executive Summary
    Executive Compensation Overview for Fiscal 2024
•In fiscal 2024, Mr. Meyer, consistent with his actions for the past several years, elected not to receive any equity awards and also elected not to participate in the annual performance cash bonus program.
•In fiscal 2024, Messrs. Larsen and Knutson each earned an annual cash performance bonus based upon achievement of all three performance objectives.
•The Compensation Committee compared our compensation program and the compensation of our named executive officers with our peer group, and concluded that our current executive compensation program is reasonable and appropriate.
•The Compensation Committee believes that our executive compensation program properly aligns the interests of our named executive officers with the interests of our stockholders.
We are committed to considering our stockholders' views on executive compensation
    We receive direct feedback from stockholders on our compensation programs through our annual advisory vote on the compensation paid to our named executive officers (commonly known as a "say-on-pay vote"). We hold the say-on-pay vote at each annual meeting of stockholders. At our 2023 Annual Meeting of Stockholders, our say-on-pay proposal received approval from 58.61% of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, which was a substantial departure from the strong support received for our say-on-pay proposals from stockholders in recent years (96.24% approval in 2022, 98.6% approval in 2021 and 93.86% approval in 2020). The Compensation Committee and full Board take our say-on-pay vote results very seriously and were disappointed by the lower level of support received for our say-on-pay vote at our 2023 Annual Meeting of Stockholders.
Based on certain proxy advisory firms’ ratings, vote recommendations and proxy reports last year, and based on feedback from our stockholders, we believe the lower support for the say-on-pay proposal at the 2023 Annual Meeting was attributable to the Executive Transition Agreement (the "Transition Agreement") that the Company entered into in April 2022 with our former Chief Financial Officer, Mark Kalvoda, with respect to his transition from employment with the Company. The Transition Agreement provided for the accelerated vesting of shares of restricted stock that Mr. Kalvoda held as of the date of termination of his employment; the proxy advisory firms considered this acceleration of vesting to be a problematic pay practice resulting in their "against" vote recommendation for the 2023 say-on-pay proposal. The Company discussed in its 2023 Proxy Statement the reasons for entering into the Transition Agreement with Mr. Kalvoda, stating that the Board had approved the Transition Agreement believing it to be in the best interests of the Company and its stockholders. Given the lower level of support for the Company's 2023 say-on-pay vote, attributable to the acceleration of the vesting of Mr. Kalvoda's restricted stock under the Transition Agreement, the Company is providing below additional facts and context relevant to the Board's decision in April 2022 to approve the Transition Agreement.
In early 2022, Mr. Kalvoda discussed with Company’s Chief Executive Officer that he intended to give his 60-day notice of voluntary termination, which notice was required to be given under his employment agreement for termination other than for good reason. Mr. Kalvoda's timeline of his departure (following the 60-day notice) would have resulted in a termination date for his employment on or about May 31, 2022. Around the same time as Mr. Kalvoda's conversation with the Company's Chief Executive Officer respecting his intended departure, the Company signed a letter of intent for the acquisition of Heartland Ag, the largest acquisition in the Company’s history. The Company's Chief Executive Officer and Mr. Kalvoda discussed the timeline of Mr. Kalvoda's departure, and they agreed that he would not submit a written notice of termination until the Chief Executive Officer had discussed the matter with the Board. The Board was then briefed on the matter, and deliberated on the best course of action. The Board's deliberations included consideration of the following factors:
•The Board believed that Mr. Kalvoda's expertise and involvement were critical to the Heartland Ag negotiations and execution of the acquisition. In fact, the Heartland Ag transaction subsequently closed in the first week of August 2022.
•The Company did not have a seasoned internal candidate who could seamlessly replace Mr. Kalvoda as the Company's Chief Financial Officer, so an external search would be necessary.

•The executive search firm contacted by the Company estimated that the search process could take four to six months.
•The Board desired that Mr. Kalvoda remain employed by the Company after the new Chief Financial     Officer commenced employment, to facilitate an effective transition.
After consideration of these factors, the Company's Chief Executive Officer and Board determined that Mr. Kalvoda's potential departure at the end of May 2022 would expose the Company to risks related to the negotiations and execution of the Heartland Ag acquisition, along with risks that stockholders would have concerns over the fact that the Company would not have a permanent Chief Financial Officer in place for a period of several months during this critical time. The Board believed that the Company’s interests would be best served by Mr. Kalvoda remaining employed with the Company through the end of fiscal year 2023 (January 31, 2023). In furtherance of the Board's conclusions, the Company’s Chief Executive Officer asked Mr. Kalvoda whether he would be willing to defer his departure date until January 2023. Mr. Kalvoda responded that he would consider this request, which then led to negotiations of the terms under which Mr. Kalvoda would agree to this extended employment. The key points of negotiation relevant to his willingness to consider a later departure date were as follows:
•Under the terms of his employment agreement, Mr. Kalvoda was entitled to receive an equity award of shares of restricted stock on June 1, 2022, in an amount equal to his base salary ($500,000), of which 25% of these shares (or 4,766 shares) of restricted stock would vest on April 1, 2023.
•Mr. Kalvoda then currently held 18,312 shares of restricted stock scheduled to vest on April 1, 2023, 12,524 shares of restricted stock scheduled to vest on April 1, 2024, and 2,964 shares of restricted stock scheduled to vest on April 1, 2025.
•A departure in late January 2023, was only two months from April 1, 2023 when 23,078 shares of restricted stock that Mr. Kalvoda held would otherwise vest (inclusive of the 4,766 shares of restricted stock from the June 1, 2022 grant).
Mr. Kalvoda’s position was that it was inequitable that he work eight additional months and forfeit all unvested shares of restricted stock, when he could instead simply extend his employment an additional two months until April 1, 2023 and receive the benefit of the vesting of 23,078 shares of restricted stock. Therefore, if he was willing to defer his departure date by eight months, he may just as well defer the date for ten months and receive the benefit of the April 1, 2023 vesting of additional shares of restricted stock. However, the Company did not want Mr. Kalvoda's employment to linger past the point when the Company had transitioned to a new Chief Financial Officer, estimated to occur in early 2023. Moreover, if the Company agreed to the later April 1, 2023 departure date, it would be responsible for almost $150,000 of additional compensation expense in the form of salary, bonus, employee benefits, and associated payroll taxes, arising from Mr. Kalvoda's extended months of employment, which the Company did not want to incur.
The Company's Chief Executive Officer negotiated with Mr. Kalvoda on the terms of the transition, primarily focused on the timeline and vesting of restricted stock. Upon the conclusion of these negotiations, the Company's Chief Executive Officer recommended to the Board that it approve the following terms for the Transition Agreement:
•Mr. Kalvoda would continue his employment with the Company through January 15, 2023.
•Mr. Kalvoda's outstanding unvested restricted stock would vest on January 15, 2023, so long as he remained employed in good standing with the Company through that date.
•Mr. Kalvoda would forego and not be entitled to receive his June 1, 2022 equity award of shares of restricted stock.
•Mr. Kalvoda would be eligible to earn a pro rata cash incentive bonus for fiscal 2023.
The Board reviewed the proposed terms, focusing on the underlying financial costs, the Chief Financial Officer succession and transition timeline, stockholder confidence, and the tasks required to successfully close the Heartland Ag acquisition. Following these deliberations, the Company's Board believed that it was in the best interests of the Company and its stockholders to reach an acceptable agreement with Mr. Kalvoda for his continued employment as Chief Financial Officer until January 2023, and to garner his full support and cooperation during this critical period for the Company. In approving the Transition Agreement, the Board determined that these Company and stockholder interests outweighed the comparatively modest incremental benefits provided to Mr. Kalvoda under the terms of the Transition Agreement.

Our Compensation Committee values feedback from our stockholders and has been focused on better understanding the concerns and perspectives of our stockholders that led to the lower level of support for the 2023 say-on-pay vote. Our senior executive team regularly meets, and will continue to regularly meet, with our stockholders to discuss business topics, seek feedback on our performance, and address other matters, including executive compensation. Specifically, the Company engaged in discussions with five of its larger outside stockholders (owning approximately 15% of the Company's outstanding common stock) to discuss the lower level of support for the Company's 2023 say-on-pay proposal, to explain the facts and circumstances surrounding the Company entering in the Transition Agreement with Mr. Kalvoda, and to enable the stockholders to express any concerns with the Company's executive compensation program. These stockholders did not express general concerns with the Company's executive compensation program, although some of the stockholders indicated that they had considered the proxy advisors' "against" vote recommendation for the 2023 say-on-pay proposal as an additional data point in making their voting decision.
In these discussions, the stockholders expressed appreciation to the Company's executives for the engagement opportunity and the additional context provided for Mr. Kalvoda's departure and the Board's decision to approve the Transition Agreement. During these discussions, the stockholders stated that they would reach out to the Company if they had concerns with the 2024 say-on-pay proposal, or at any other time to discuss the Company's executive compensation program. The Company's executive team welcomes any such future engagement with its stockholders.
In sum, we believe that the lower level of support for the Company's executive compensation was related to the single matter of the acceleration of Mr. Kalvoda's restricted stock, which was deemed a problematic pay practice by the proxy advisory firms and resulted in their "against" vote recommendation for the 2023 say-on-pay proposal. As the discussion above illustrates, Mr. Kalvoda's transition was a one-time event implicating a unique set of business considerations. The Board made a reasoned and well-informed decision, in furtherance of the best interests of the stockholders.
In evaluating our compensation practices during fiscal 2024, the Compensation Committee was mindful that, notwithstanding the lower than desired say-on-pay vote at the 2023 Annual Meeting of Stockholders, other than dissatisfaction from a proxy advisory firm with the terms of our Transition Agreement with our former Chief Financial Officer, we have not heard concerns or received negative feedback from our stockholders about our compensation practices or philosophy as described in this Compensation Discussion and Analysis. As a result, the Compensation Committee retained our general approach to executive compensation in fiscal 2024, and continued to apply the same general principles and philosophy as in the prior fiscal years in determining executive compensation program.
Going forward, our Compensation Committee will continue to monitor our stockholders' views with respect to our executive compensation practices and will take those views into account when making decisions regarding executive compensation.
Compensation Philosophy
We recognize that top talent is valuable to the Company and our stakeholders. Our compensation programs need to be structured in a way that allows us to attract, retain, and motivate leaders who help us achieve our objectives. The primary objectives of our executive compensation programs are stated as follows:
•attracting qualified and talented executives who can provide the appropriate leadership to our Company;
•retaining executives who have the critical skills necessary to achieve our strategic and operational objectives; and
•motivating our executives to drive outstanding Company performance.
We believe that the achievement of these stated objectives, through well-designed compensation programs, serve the long-term interests of our investors and other stakeholders.

The following principles guide the design of our compensation programs:

Guiding Principle	Titan Philosophy/Approach
Pay for performance	Our compensation programs are designed to align executive compensation with the Company’s overall performance and business strategy. The design of our cash incentive compensation is based on objective financial performance metrics that we believe provide a direct link to the creation of stockholder value. We support a pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive compensation program.
Alignment with stockholders	Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives, which reinforces this principle.
Provide leadership stability and continuity	Our compensation programs are designed to reward commitment of our executives to the Company. We recognize that the stability of the leadership team enhances our business.
Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual performance	We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the executive’s level of responsibility and the executive’s skills and performance in that role.
    Compensation Program Design
    Our compensation programs consist of the following forms of compensation: base salary, annual cash incentive plan, and long-term equity awards.
•Base Salary - Base salary is the fixed element of each executive’s cash compensation. Base salary aids in attracting and retaining talented executives.
•Annual Cash Incentive Plan - The annual cash incentive plan provides for cash awards to eligible employees based on achievement of financial performance goals for the fiscal year. The annual incentive plan motivates participating executives to achieve financial performance goals by making their cash awards variable and dependent upon the Company’s annual financial performance.
•Long-Term Equity Awards - The Company provides long-term incentives consisting of equity awards, which may be time-based or performance-based. These equity awards are designed to motivate executives to focus on creating stockholder value over the longer term. These long-term awards also aid in the retention of our executives.
    Our Compensation Committee engages in an ongoing review of the design of our compensation programs to evaluate whether they remain consistent with our compensation philosophy and reflect what the Compensation Committee believes to be best practices among our peer group and the broader market.
Risk Mitigation
As discussed above, the Compensation Committee annually reviews and seeks to address risks arising out of the Company’s executive compensation program. The Compensation Committee strives to implement an executive compensation program that is simple and transparent, and devoid of perks and other benefits not provided to all employees. The Compensation Committee has established a cap on the amount eligible to be earned by each executive under the Company's annual cash incentive program, with no additional cash bonus being payable upon the achievement of greater than the established maximum goal for each financial metric that is part of the annual cash incentive program. The Compensation Committee has developed and monitors minimum stock ownership guidelines for executives, aligning the interests of executives with stockholders. In addition, further supporting risk mitigation, the Board has adopted a robust anti-hedging/pledging policy and a clawback policy compliant with SEC regulations.

Fiscal 2024 Executive Compensation as Compared to our Peer Group
In fiscal 2024, the Compensation Committee did not engage a compensation consultant to perform a formal compensation study. However, the Compensation Committee reviewed the publicly reported compensation of the executive officers of our peer group, and compared this data to the target total direct compensation of our named executive officers, consisting of base salary, annual performance cash bonus, and the grant date fair value of restricted stock equity awards. The results of the peer group comparison are considered important and informative by the Compensation Committee. However, the Compensation Committee does not target compensation at a particular benchmark of the peer group analysis or otherwise make any determination of, or change to, compensation in reaction to market data alone. Rather, the Compensation Committee uses this information as one of several considerations to make its judgments and determinations of appropriate compensation levels for our named executive officers.
During fiscal 2025, the Compensation Committee approved the retention of an independent compensation consultant to provide analysis and recommendations on the Company's peer group, the Company’s executive compensation program, and the Company's non-employee director compensation program.
Role of Compensation Committee and Executive Officers in Setting Compensation
    Our Compensation Committee sets the compensation for our named executive officers, subject to full Board ratification of the compensation for our Chief Executive Officer. The named executive officers do not make recommendations or participate in the discussions and decisions respecting their own compensation. Mr. Knutson provides input to the Compensation Committee on compensation for the other named executive officers, as appropriate.
Consideration of Tax and Accounting Implications
    In setting executive officer compensation, we are generally aware of the tax implications under Sections 162(m) and 409A of the Internal Revenue Code and compensation expense charges under ASC 718, Compensation Stock-Compensation, and we may consider these factors when making future compensation decisions. Section 162(m) of the Internal Revenue Code generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. Since the enactment of the Tax Cuts and Jobs Act, the executive officers to whom Section 162(m) applies include our Chief Executive Officer and Chief Financial Officer, the next three most highly compensated executive officers, and any employee who was a “covered employee” for any preceding taxable year beginning after December 31, 2016. Further, the Tax Cuts and Jobs Act eliminated the “qualified performance-based compensation” exception to Section 162(m). Thus, it is expected that compensation deductions for any covered employee will be subject to a $1 million annual deduction limit (other than for certain compensation that satisfies requirements to be grandfathered under the new law). Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee may determine to award compensation to a covered employee that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.
Clawback Policy
In September 2023, the Board adopted a clawback policy for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements. This policy was designed to comply with Section 10D of the Securities Exchange Act of 1934 and the rules and standards adopted by the SEC or any securities exchange on which the Company's securities are then listed.
Stock Ownership Guidelines
    In order to align the interests of senior officers and directors of the Company with the interests of our stockholders and to promote our commitment to sound corporate governance, our Compensation Committee has adopted stock ownership guidelines for senior officers and directors of the Company (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines require that the officers of the Company listed below hold the following dollar value of shares of our Common Stock during their employment with the Company:
•Chief Executive Officer - 3x annual base salary
•Chief Financial Officer - 2x annual base salary
•All other executive leadership team members - 50% of annual base salary

In addition, the Stock Ownership Guidelines require that each non-employee director of the Company must hold shares of Common Stock with a dollar value equal to four times the annual cash retainer paid to non-employee directors (excluding, for purposes of this calculation, any cash retainer paid to a non-employee director for purposes of serving as the lead independent director or as a committee chair). Also, to further align director and stockholder interests, our restricted stock award agreements with our non-employee directors require that the restricted stock received thereunder must be held by the non-employee director and not sold during his or her term of service as a director, except to the extent permitted under the terms of the Non-Employee Director Compensation Plan - which allows a director to sell a number of shares of Common Stock sufficient to cover state and federal tax liabilities arising from the current year's vesting of such Director's restricted stock award at the highest applicable federal and state marginal tax rates (not to exceed 50%).
    For purposes of measuring compliance with the Stock Ownership Guidelines, shares of Common Stock owned directly or indirectly by the officer or director or his or her immediate family members residing in the same household and shares of unvested time-based restricted stock are considered “owned” shares. Shares underlying unexercised stock options, unvested performance-based restricted stock and unvested restricted stock units do not count towards satisfying the Stock Ownership Guidelines' requirements. The Compensation Committee reviews and reports to the Board on an annual basis regarding the stock ownership levels of our senior officers and directors. In connection with receipt and consideration of such reports, the Board expects to see meaningful progress towards the achievement of the Stock Ownership Guidelines as compared to ownership by our senior officers and directors as of the date of the previous report.
     Each of the officers and directors of the Company subject to the Stock Ownership Guidelines is afforded a reasonable period of time to achieve these minimum ownership levels. As of April 22, 2024, all senior officers and directors, other than Mr. Anglin who joined our Board as of February 1, 2022, Mr. Lewis who joined our Board as of February 1, 2024, and Mr. Larsen who became our Chief Financial Officer on December 1, 2022, have satisfied the Stock Ownership Guidelines. Mr. Anglin, Mr. Lewis, and Mr. Larsen are making meaningful progress toward meeting the requirements of the Stock Ownership Guidelines.
Trading Restrictions and Hedging Policy
    Our insider trading policy prohibits our directors and officers from trading our securities on a short-term basis and requires that any of our Common Stock purchased by our directors and officers in the open market be held for a minimum of six months. This policy also requires that directors and officers not "pledge" or "sell short" our Common Stock or buy or sell put or call options on our Common Stock. In addition, pursuant to this policy, we also prohibit directors, officers and employees from engaging in any speculative transactions or hedging transactions with respect to Company securities, including forward sale or purchase contracts, equity swaps, collars and exchange funds.
Executive Succession Planning
Our Governance/Nominating Committee, pursuant to its charter, oversees executive management succession planning.
Peer Group
    The Compensation Committee engaged Aon Hewitt ("Aon") in 2020 as our independent compensation consultant to assess and update the Company's peer group for compensation benchmarking purposes. The Company’s executive officers did not participate in the selection of the companies for inclusion in the peer group.
    The Compensation Committee asked Aon to develop a peer group by considering companies that:
•were compatible with the Company’s compensation strategy;
•were an accurate reflection of the typical external labor market;
•were consistent with the Company’s size and complexity of operations; and
•could be easily described to external constituents.

    Based on these considerations, the peer group for the Company consists of the following companies (1):

Alamo Group, Inc.	MarineMax, Inc.
Applied Industrial Technologies, Inc.	McGrath RentCorp
DXP Enterprises, Inc.	Monro, Inc.
GATX Corporation	Rush Enterprises, Inc.
H&E Equipment Services, Inc.	Toromont Industries Ltd.
Herc Holdings Inc.	Tractor Supply Company
Lindsay Corporation	Triton International Limited
(1) The original peer group developed in 2020 included Rocky Mountain Enterprises and Cervus Equipment             Corporation. We have removed each of these companies from the peer group due to the fact that they are no longer public companies.
Executive Compensation Components for Fiscal 2024
    The principal elements of our executive compensation program for fiscal 2024 were:
•Base Salary;
•Annual Performance Cash Bonus; and
•Long-Term Equity Incentive Awards.
    In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. However, consistent with the general compensation objectives and philosophies outlined above, the Compensation Committee sought to place a meaningful percentage of an executive's compensation at risk, subject to achievement of specific performance objectives and long-term equity value creation.
    Base Salary
Base salary provides executives with fixed, non-contingent earnings. Our goal is to provide competitive base salaries to our named executive officers in recognition of their job responsibilities. In addition to competitive data, we consider individual work experience, leadership, time in position, performance of our Company (based upon achievement of financial goals and strategic initiatives), and job performance of each named executive officer. As a result of the Compensation Committee's evaluation of these factors, the Compensation Committee may adjust base salaries to better align an individual's base salary with comparative market compensation, to provide merit increases based upon individual or Company achievement, or to account for changes in roles and responsibilities. The Compensation Committee reviews each named executive officer's base salary following the close of each fiscal year.
Commencing June 1, 2023, the annual base salary for Mr. Meyer was $500,000 (representing an increase of $25,000 or 5.3%, as compared to fiscal 2023); Mr. Larsen's annual base salary was $420,000 (representing an increase of $20,000,or 5.0%, as compared to fiscal 2023; and Mr. Knutson's annual base salary was $525,000 (representing an increase of $25,000 or 5.0%, as compared to fiscal 2023). The base salary increases of 5.0% for each of Mr. Knutson and Mr. Larsen (commencing June 1, 2023) were consistent with Company-wide base salary increases, against a backdrop of inflation of approximately 8.3% in 2022. We believe that the 5.0% increases were modest, given the inflation levels in 2022 and continuing into 2023. Mr. Meyer’s increase of 5.3% brought his salary of $475,000 back to $500,000, which is the amount stated in his 2013 employment agreement, but which he voluntarily agreed to reduce in 2015 in the midst of a downturn in the industry. This $25,000 reduction had not been restored over the ensuing nine years, until June 2023, which the Compensation Committee felt was long overdue.
Annual Performance Cash Bonus
We establish competitive annual performance cash bonus opportunities for our named executive officers that motivate attainment of, and link annual cash compensation to, the achievement of the annual financial performance objectives of the business. The annual performance bonus is paid in cash.
Each executive has a target bonus (hereafter the "Target Bonus"), which is a percentage of the executive's annual base salary, under the annual cash bonus plan. The Target Bonus for each of Mr. Larsen and Mr. Knutson was 75% of his base salary. Mr. Meyer elected to not participate in the fiscal 2024 annual cash bonus plan.
Under the terms of the annual performance cash bonus opportunity established for Mr. Knutson, he was eligible to earn a cash bonus for fiscal 2024 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $393,750 (75% X $525,000).

Under the terms of the annual performance cash bonus opportunity established for Mr. Larsen, he was eligible to earn a cash bonus for fiscal 2024 ranging from 0% to 150% of his annual base salary, with a target of 75% of his annual base salary or $315,000 (75% X $420,000).
For the annual cash bonus plan, our Compensation Committee establishes the financial performance categories for the fiscal year and the weight for each of the categories. The performance categories for the fiscal 2024 annual cash bonus plan were:
    1. Adjusted Pre-Tax Income: Calculated as GAAP pre-tax income adjusted to exclude the pre-tax income impact from gains or losses that occur outside of the ordinary course of our business. For fiscal 2024, the only adjustment from GAAP pre-tax income for purposes of this calculation of Adjusted Pre-Tax Income was the exclusion of the Company's Australian operations (which the Company acquired in October 2023).
    2. Return on Assets ("ROA"): Calculated as Adjusted Pre-Tax Income (see above) divided by our average monthly total assets less available cash. For fiscal 2024, the only adjustment from GAAP for this calculation of ROA was the exclusion of the Company's Australian operations (which the Company acquired in October 2023).
    3. Total Revenue: The Company's GAAP total revenue from its statement of operations. For fiscal 2024, the only adjustment from GAAP total revenue for purposes of this calculation of total revenue was the exclusion of the Company's Australian operations (which the Company acquired in October 2023).
The Compensation Committee allocated a portion of the eligible bonus amount to each of the financial performance categories as follows:

Financial Performance Category	% Allocation of Eligible Bonus Amount
Adjusted Pre-Tax Income	40%
Return on Assets	30%
Total Revenue	30%
The threshold, target and maximum financial goals for each metric are determined by the Compensation Committee in consideration of the Company's budget and financial estimates for the fiscal year, with the target goals deemed a realistic, but challenging goal and the maximum goal deemed a "stretch" goal for high performance. The threshold, target, and maximum goals for each of the three financial performance categories for the fiscal 2024 cash incentive plan are stated in the discussion below.
For fiscal 2024, the payout percentage at each of the goals is stated as follows:
•20% of Target Bonus payable upon achievement of threshold goal;
•100% of Target Bonus payable upon achievement of target goal; and
•200% of Target Bonus payable upon achievement of maximum goal.
If the threshold goal is not satisfied for any financial performance category, then no bonus is payable for that category. If actual performance by the Company for any financial performance category falls between the threshold and target goals or between the target and maximum goals, then the percentage payout for that category is calculated proportionately based on where the actual performance falls within the range between the threshold and target goals or the range between the target and maximum goals, as applicable. No additional payment in excess of the maximum bonus amount is earned for performance exceeding the maximum goals. The calculated percentage payout for each financial metric, based on actual performance for the year, is referred to below as the "bonus payout percentage".
For each of the three financial performance categories, the cash bonus earned by the executive is calculated as follows: [the dollar amount of the target bonus for the executive i.e., $393,750 for Mr. Knutson, and $315,000 for Mr. Larsen] X [% of the eligible bonus amount allocated to the financial performance category - i.e., 40% for Adjusted Pre-Tax Income, 30% for ROA, and 30% for Total Revenue] X [the bonus payout percentage for the category based on actual results]. The cash bonus paid to the executive is equal to the sum of the bonus amounts earned for each financial performance category.
    As stated above, Mr. Meyer elected to not participate in the fiscal 2024 annual cash bonus plan, and accordingly he was not paid a cash bonus.

Under the fiscal 2024 cash bonus plan, Mr. Knutson earned a bonus of $323,425 as described below.

	Maximum Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Target Bonus	Bonus Earned	Bonus Earned as a % of Target
Bryan Knutson	150%	$787,500	$393,750	$323,425	82.14%

Under the fiscal 2024 cash bonus plan, Mr. Larsen earned a bonus of $258,740 as described below.

	Maximum Percent of Base Salary Eligible for Cash Bonus	Eligible Max Cash Bonus Amount	Target Bonus	Bonus Earned	Bonus Earned as a % of Target
Robert Larsen	150%	$630,000	$315,000	$258,740	82.14%

The threshold, target and maximum goals, the applicable bonus payout percentages at these goal levels, and the bonus calculation for each financial performance category are stated below:
1.Adjusted Pre-Tax Income (40%)
The goals and bonus payout percentage at each goal level are stated below:

	Adjusted Pre-Tax Income Goals	Payout Percentages
Threshold	$132,200,958	20%
Target	$146,889,953	100%
Maximum	$183,612,441	200%
Our fiscal 2024 Adjusted Pre-Tax Income was $146,925,763, resulting in a bonus payout percentage of 100.1%. The bonus payout percentage is determined linearly between the payout percentage of 100% (at target goal of $146,889,953) and the payout percentage of 200% (at maximum goal of $183,612,441).
Mr. Knutson earned a bonus of $157,654 for this financial performance category, calculated as follows: $393,750 [Target Bonus] X 40% [weight for the performance category] X 100.1% [bonus payout percentage].
Mr. Larsen earned a bonus of $126,123 for this financial performance category, calculated as follows: $315,000 [Target Bonus] X 40% [weight for the performance category] X 100.1% [bonus payout percentage].
2.Return on Assets (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Return on Assets	Payout Percentages
Threshold	9.52%	20%
Target	11.91%	100%
Maximum	17.86%	200%
Our fiscal 2024 Return on Assets was 9.87%, resulting in a bonus payout percentage of 31.5%. The bonus payout percentage is determined linearly between the payout percentage of 20% (at threshold goal of 9.52%) and the payout percentage of 100% (at target goal of 11.91%).
Mr. Knutson earned a bonus of $37,194 for this financial performance category, calculated as follows: $393,750 [Target Bonus] X 30% [weight for the performance category] X 31.5% [bonus payout percentage].
Mr. Larsen earned a bonus of $29,755 for this financial performance category, calculated as follows: $315,000 [Target Bonus] X 30% [weight for the performance category] X 31.5% [bonus payout percentage].

3.Total Revenue (30%)
The goals and bonus payout percentage at each goal level are stated below:

	Total Revenue Goals	Percentage Payout
Threshold	$2,367,404,027	20%
Target	$2,630,448,919	100%
Maximum	$3,288,061,149	200%
Our total revenue was $2,688,635,134, resulting in a bonus payout percentage of 108.8%. The bonus payout percentage is determined linearly between the payout percentage of 100% (at target goal of $2,630,448,919) and the payout percentage of 200% (at maximum goal of $3,288,061,149).
Mr. Knutson earned a bonus of $128,577 for this financial performance category, calculated as follows: $393,750 [Target Bonus] X 30% [weight for the performance category] X 108.8% [bonus payout percentage].
Mr. Larsen earned a bonus of $102,862 for this financial performance category, calculated as follows: $315,000 [Target Bonus] X 30% [weight for the performance category] X 108.8% [bonus payout percentage].
Long-Term Equity Incentive Awards
    Under the terms of Mr. Meyer's current employment agreement, he was entitled to receive an equity incentive award on June 1, 2023 in an amount determined by dividing his annual base salary in effect on the date of grant by the closing sale price of the Common Stock on that date, under such terms as determined by the Compensation Committee. Mr. Meyer declined the award for fiscal 2024.
    Mr. Knutson received an award of 19,834 shares of restricted stock with a grant date fair value of $525,006 (19,834 shares at $26.47 per share, the closing price of our Common Stock on June 1, 2023). One-fourth of Mr. Knutson's 2023 restricted stock award vests on each of April 1, 2024, 2025, 2026, and 2027, respectively.
Mr. Larsen received an award of 15,867 shares of restricted stock with a grant date fair value of $419,999 (15,867     shares at $26.47 per share, the closing price of our Common Stock on June 1, 2023). One-fourth of Mr. Larsen's 2023 restricted stock award vests on each of April 1, 2024, 2025, 2026, and 2027, respectively.
    All awards of restricted stock were made under the Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan (the "2014 Equity Plan"), which is administered by our Compensation Committee. Consistent with our compensation philosophies related to performance based compensation, long-term stockholder value creation and alignment of our management's interests with those of our stockholders, we may make future awards of long-term compensation in the form of stock options, restricted stock units (either time-based or performance-based), or restricted stock awards to our named executive officers and other key employees. In the future, we may, from time to time, make one-time awards to recognize promotion or consistent long-term contribution, or for specific incentive purposes. We may also make awards in connection with the hiring of new employees.
Other Benefits
    All of our named executive officers are eligible for insurance, paid time off, 401(k) Company match and other benefits at the same levels provided to all of our full-time employees. In fiscal 2024, Messrs. Meyer and Knutson each participated in an executive physical at the Mayo Clinic at an expense to the Company of $4,198.02 for Mr. Meyer and $2,835.22 for Mr. Knutson.
Employment Agreements
    During fiscal 2024, we had written employment agreements with David Meyer to serve as our Chief Executive Officer, Robert Larsen to serve as our Chief Financial Officer, and Bryan Knutson to serve as our President and Chief Operating Officer.
On October 17, 2023, the Company and Mr. Meyer entered into an amendment to Mr. Meyer’s existing employment agreement with the Company. This amendment provided that Mr. Meyer’s employment as the Company’s Chief Executive Officer would end effective February 1, 2024, at which time Mr. Meyer would accept the role of Executive Chairman of the Board of Directors for a 12-month period beginning February 1, 2024 and ending January 31, 2025. In this role, Mr. Meyer will continue to earn his annual base salary of $500,000, but he will not be eligible for annual cash bonuses, equity incentive awards, or severance in the event of termination. Mr. Meyer reports to the Board of Directors and is responsible for such executive duties as reasonably assigned to him by the Board including consultation with and transition assistance to the Company’s Chief Executive Officer.

Mr. Knutson’s current employment agreement has an initial three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below under "Potential Payments Upon Termination or Change-In-Control". Pursuant to the agreement, Mr. Knutson is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee and subject to ratification by the Board of Directors. As of February 1, 2024, Mr. Knutson's base salary was $575,000 (reflecting an increase of $50,000 from his previous base salary). The agreement provides that Mr. Knutson may receive yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. Mr. Knutson is also eligible for an annual cash bonus up to 200% of his base salary pursuant to terms, conditions and annual objectives established by the Compensation Committee. In fiscal 2024, Mr. Knutson was eligible for an annual cash bonus of up to 150% of his annual base salary. Mr. Knutson is eligible to participate in any employee benefit plans and programs generally available to our employees.
Mr. Larsen’s current employment agreement has a rolling three-year term with automatic annual one-year extensions (running from February 1 through January 31), subject to earlier termination, as described below under "Potential Payments Upon Termination or Change-In-Control". Pursuant to the agreement, Mr. Larsen is paid a base salary as established by, and subject to annual review and adjustment, by our Compensation Committee. As of January 31, 2024, Mr. Larsen's base salary was $420,000 per year. Mr. Larsen is also eligible for an annual performance cash bonus of up to 150% of his base salary pursuant to terms, conditions and annual objectives established by the Compensation Committee. The agreement also provides that Mr. Larsen may receive yearly equity incentive awards in a dollar amount equal to his base salary, as further discussed above under "Long-Term Equity Incentive Awards," pursuant to terms, conditions and annual objectives established by our Compensation Committee. Mr. Larsen is eligible to participate in any employee benefit plans and programs generally available to our employees.
COMPENSATION COMMITTEE REPORT
    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024.

Members of the Compensation Committee
Jody Horner (Chair)
Frank Anglin
Tony Christianson
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    None of our Compensation Committee members was an officer or employee of the Company during fiscal 2024, has formerly been an officer of the Company, or has or had since February 1, 2023 any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2024.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2024
    The table below sets forth certain information regarding compensation earned during the last three fiscal years by the Company's named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Meyer, Chief Executive Officer (5)	2024	491,667	—	—	12,292	503,959
	2023	475,000	—	—	11,875	486,875
	2022	475,000	—	—	8,700	483,700

Robert Larsen, Chief Financial Officer	2024	413,333	419,999	258,740	11,317	1,103,389
	2023	100,000	50,018	137,184	49,240	336,442

Bryan Knutson, President & Chief Operating Officer	2024	516,667	525,006	323,425	11,313	1,376,411
	2023	470,000	499,996	680,327	10,475	1,660,798
	2022	395,000	409,995	572,574	8,813	1,386,382
(1)Amounts shown are not reduced to reflect the named executive officers' elections, if any, to contribute portions of their salaries to 401(k) plans.
(2)Amounts represent the grant date fair value of time-based restricted stock awards granted in each fiscal year. The fair value of these awards is determined based on the closing market price of the Company's stock on the date of grant. See the Grants of Plan-Based Awards for Fiscal 2024 table for further information regarding the equity awards granted in fiscal 2024 and the Outstanding Equity Awards at January 31, 2024 table for information regarding all outstanding equity awards.
(3)Amount represents the cash bonus compensation earned in each fiscal year under our annual performance cash bonus plan.
(4)For each fiscal year, amounts for Messrs. Meyer, Larsen, and Knutson represent a Company match to the 401(k) plan. For Mr. Larsen for fiscal 2023, this number also includes tuition reimbursement of $47,907.
(5)As discussed above, for fiscal years 2024, 2023, and 2022, Mr. Meyer elected not to receive an equity award or to participate in the annual performance cash bonus plan.

Grants of Plan-Based Awards for Fiscal 2024
    The following table sets forth information regarding awards to Messrs. Meyer, Larsen and Knutson, our named executive officers, of plan-based awards (annual performance cash bonus and long-term equity incentive) in fiscal 2024:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			All Other Stock Awards: Number of Shares of Stock(#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold	Target	Maximum
David Meyer	—	—	—	—	—	—
Robert Larsen	6/1/2023	63,000	315,000	630,000	15,867	419,999
Bryan Knutson	6/1/2023	78,750	393,750	787,500	19,834	525,006
(1)Amounts shown in the table reflect the potential amount of annual cash performance bonuses that could have been earned in fiscal 2024 by Mr. Larsen and Mr. Knutson, based on meeting the threshold goals, target goals and maximum goals amounts, as defined in our fiscal 2024 annual performance cash bonus plan. Actual amounts earned by the named executive officers for fiscal 2024 are reported in the Summary Compensation Table on page 35 under the column entitled "Non-Equity Incentive Plan Compensation."
(2)Mr. Larsen and Mr. Knutson each received an award of restricted stock on June 1, 2023. The risk of forfeiture for these awards will lapse ratably on April 1st of each year from 2024 to 2027.
(3)This amount represents the grant date fair value of the restricted stock determined in accordance with FASB ASC Topic 718.
Outstanding Equity Awards at January 31, 2024
    The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of January 31, 2024:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Meyer	—	—	—	—	—	—	—	—	—
Robert Larsen	—	—	—	—	—	16,751	447,754	—	—
Bryan Knutson	—	—	—	—	—	48,893	1,306,910	—	—
(1)For Mr. Larsen, 4,260 shares vest on April 1, 2024; 4,260 shares vest on April 1, 2025; 4,262 shares vest on April 1, 2026; and 3,969 shares vest on April 1, 2027. For Mr. Knutson, 21,521 shares vest on April 1, 2024; 12,687 shares vest on April 1, 2025; 9,725 shares vest on April 1, 2026; and 4,960 shares vest on April 1, 2027.
(2)The market value of the unvested shares has been computed using the closing price of our Common Stock of $26.73 on January 31, 2024 (the last day of fiscal 2024).

Option Exercises and Stock Vested for Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David Meyer	—	—	—	—
Robert Larsen	—	—	294	8,952
Bryan Knutson	—	—	21,071	641,612
(1)Represents shares of restricted stock as to which the risk of forfeiture lapsed on April 1, 2023.
(2)Calculated based on the closing share price of our Common Stock of $30.45 on April 1, 2023, the date the risk of forfeiture lapsed with regard to Mr. Larsen's 294 shares of restricted stock and Mr. Knutson's 21,071 shares of restricted stock.
Potential Payments upon Termination or Change-In-Control
    The following is a discussion of the agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the Company.
    As provided under "Compensation Discussion and Analysis - Employment Agreements," we are party to an employment agreement with Mr. Meyer in connection with his service as of Executive Chairman of the Board of Directors, effective as of February 1, 2024. Other than the 12-month contractual obligation of the employment agreement, we are not otherwise required to pay any severance to Mr. Meyer upon a termination of the agreement.
    We are party to an employment agreement with Mr. Larsen, which provides that if Mr. Larsen is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding termination; (b) his non-vested restricted equity awards that vest based solely on continued employment will vest; and (c) we are required to allow Mr. Larsen to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 12 months. If such termination occurred on January 31, 2024, (not following a "change in control"), Mr. Larsen would have been entitled to a severance payment of $557,188 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $420,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $137,188. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $2,083.35 per month). Assuming a termination date of January 31, 2024, the value of the non-vested equity awards that would continue to vest over the established vesting schedules would be $447,754, calculated based upon the closing price of our Common Stock on January 31, 2024 of $26.73.
    If Mr. Larsen is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Larsen in the three years preceding the termination. These severance payments would be made in 24 equal monthly installments. Also, Mr. Larsen's time-based equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Larsen to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 24 months following termination. If Mr. Larsen was terminated on January 31, 2024 following a "change in control", he would have been entitled to a severance payment of $1,114,377 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $420,000, plus (ii) the amount of the average annual incentive bonus paid in the three years preceding termination of $137,188. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $2,083.35 per month). Assuming a termination date of January 31, 2024, the value of the equity awards that would vest on a change in control would be $447,754, calculated based upon the closing price of our Common Stock on January 31, 2024 of $26.73.

    Under Mr. Larsen's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Larsen of material duties inconsistent with his status or position as Chief Financial Officer, or other action that results in a material change in Mr. Larsen's status, responsibilities, duties, authority, base salary, compensation, or position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
    Under the terms of the Company's various restricted stock agreements, if Mr. Larsen's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, if Mr. Larsen's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Larsen's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Larsen's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Larsen is not currently retirement eligible under the restricted stock agreements. If Mr. Larsen's employment with the Company had terminated on January 31, 2024 on account of his death or disability, the value of the restricted stock awards that would have vested would be $447,754.
    We are also party to an employment agreement with Mr. Knutson, effective February 1, 2024, which provides that if Mr. Knutson is terminated by us without "cause" prior to the expiration of the term or if he resigns for "good reason" (in either case, not following a "change in control"): (a) we are obligated to pay severance in an amount equal to the sum of (i) his annual base salary plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding termination or such fewer number of years during which he has been employed in his current position or if he has not yet received an incentive bonus in his current position then the target bonus under his employment agreement (100% of base salary); (b) his non-vested restricted equity awards that vest based solely on continued employment will vest; and (c) we are required to allow Mr. Knutson to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 12 months.
If such termination occurred on January 31, 2024, (not following a "change in control"), and assuming the application of the terms of Mr. Knutson's current employment agreement, which became effective on February 1, 2024, Mr. Knutson would have been entitled to a severance payment of $1,075,296 (paid in equal monthly installments over 12 months) calculated as follows: the sum of (i) the current base salary of $575,000, plus (ii) the amount of the target incentive bonus of $575,000 (the target incentive is used if he has not been paid an incentive bonus while holding his current position, thereafter it would be the average of the incentive payment over the preceding three years or lesser number of years that he has served). In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 12 month period following termination (currently $765.00 per month). Assuming a termination date of January 31, 2024 and the application of the terms of his current agreement (effective February 1, 2024), the value of the non-vested equity awards that would vest following the termination would be $1,306,910, calculated based upon the closing price of our Common Stock on January 31, 2024 of $26.73 (the actual vesting date and corresponding value of stock would be as of the first day following the release having become effective).

    If Mr. Knutson is terminated by the Company without "cause" within 12 months following a "change in control" or if he resigns for "good reason" within 12 months following a "change in control", the Company is obligated to pay severance in an amount equal to two times the sum of (i) the annual base salary then in effect, plus (ii) the amount of the average annual incentive bonus paid to Mr. Knutson in the three years preceding the termination or such lesser number of years served, or if he has not yet received an incentive bonus in his current position then the target bonus under his employment agreement (100% of base salary). These severance payments would be made in 24 equal monthly installments. Also, Mr. Knutson's equity awards would become fully vested and earned as of the first day following the expiration of the rescission period under the release. If such termination occurs we would also be required to allow Mr. Knutson to continue to participate in our group medical and dental plans under the same cost sharing arrangement that applied on the last day of employment for a period of 24 months following termination. If Mr. Knutson was terminated on January 31, 2024 following a "change in control", under the terms of his current employment agreement effective February 1, 2024, he would have been entitled to a severance payment of $2,150,592 (paid in equal monthly installments over 24 months) calculated as follows: two times the sum of (i) the current base salary of $575,000, plus (ii) the amount of the target annual incentive bonus of $575,000. In addition, the Company would pay for the cost of his participation in our group medical and dental plans for the 24 month period following termination (currently $765 per month). Assuming a termination date of January 31, 2024, the value of the equity awards that would vest following a change in control would be $1,306,910, calculated based upon the closing price of our Common Stock on January 31, 2024 of $26.73.
    Under Mr. Knutson's employment agreement, “cause” is defined to mean any of the following: (i) material breach of the employment agreement; (ii) willful refusal to perform assigned duties without justification, or willful misconduct or gross negligence in the performance of duties; (iii) a material breach of the Company’s material policies or codes of conduct or of material obligations under any other agreement; (iv) the willful engagement in dishonesty, fraud, illegal conduct, with respect to or in the course of the business or affairs of the Company, which materially and adversely harms the Company; (v) conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; and (vi) death or permanent disability. In addition, “good reason” is defined to mean any of the following: (i) the assignment to Mr. Knutson of material duties inconsistent with his status or position as President and Chief Executive Officer, or other action that results in a material change in Mr. Knutson's status, responsibilities, duties, authority, base salary, compensation, position, or change in reporting relationship; (ii) the relocation of the principal office for Company business to a location more than forty (40) miles from the Company’s current headquarters; (iii) material breach by the Company of any terms or conditions of the employment agreement; or (iv) the failure of the Company to require a successor to assume the terms of the employment agreement. In addition, “change in control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iii) the sale of all or substantially all of the Company’s assets.
    Under the terms of the Company's various restricted stock agreements, if Mr. Knutson's employment with the Company terminated on account of his death, any unvested shares of restricted stock would become 100% vested. In addition, if Mr. Knutson's employment with the Company terminated on account of his disability or retirement, any unvested shares of restricted stock would become 100% vested. For this purpose, "disability" means that Mr. Knutson's employment is severed due to disability under the Company's long-term disability plan, and "retirement" means Mr. Knutson's retirement from the Company on or after attaining age 64 and completion of 5 years of service (or pursuant to early retirement with the consent of the Compensation Committee). Mr. Knutson is not currently retirement eligible under the restricted stock agreements. If Mr. Knutson's employment with the Company had terminated on January 31, 2024 on account of his death or disability, the value of the restricted stock awards that would have vested would be $1,306,910    .
    In order to receive the severance and continued benefits described above, each officer would be required to sign a release of claims against us, fulfill his non-competition and non-solicitation obligations, cooperate with transitioning his duties and execute a non-disparagement agreement with us. We have arrived at these terms based on the advice and experience of our advisors and directors, including their knowledge of practices and agreements at public companies.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table for Fiscal 2024
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is disclosure regarding executive compensation for our principal executive officer ("PEO," also known as our Chief Executive Officer) and other named executive officers and certain company performance measures for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for non-PEO NEOs (3) (d)	Average Compensation Actually Paid to non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (7) (Thousands) (h)	Adjusted Pre-Tax Income (8) (Thousands) (i)
					Total Shareholder Return (5) (f)	Peer Group Total Shareholder Return (6) (g)
2024	503,959	503,959	1,239,900	842,774	218.92	157.55	112,441	146,926
2023	486,875	486,875	1,548,296	1,892,269	359.87	123.04	101,868	137,138
2022	483,700	483,700	1,391,515	1,850,998	252.25	152.98	66,047	88,136
2021	483,550	483,550	1,180,318	1,752,898	174.45	140.50	19,356	38,097

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for David J. Meyer (our former Chief Executive Officer and current Executive Chairman of the Board of Directors) for each corresponding year in the “Total” column of the “Summary Compensation Table for Fiscal 2024.”
(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Meyer, as computed in accordance with Item 402(v) of SEC Regulation S-K. There are no adjustments to Mr. Meyer’s compensation as required by Item 402(v) of SEC Regulation S-K, because he did not receive any equity awards and did not have an accumulated pension benefit during any fiscal year.
(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers as a group in the “Total” column of the Summary Compensation Table in each of fiscal years 2021-2024. The names of the non-PEO named executive officers included for purposes of calculating the average amounts in each applicable year are Robert Larsen (our CFO) and Bryan Knutson (our President and COO) for fiscal year 2024; Mr. Larsen, Mr. Knutson, and Mark Kalvoda (our former CFO) for fiscal 2023; and Mr. Knutson and Mr. Kalvoda for fiscal years 2022 and 2021.

(4)    The dollar amounts reported in column (e) represent the average “compensation actually paid” to the non-PEO named executive officers as a group, as computed in accordance with Item 402(v) of SEC Regulation S-K. The names of the Non-PEO named executive officers included for purposes of calculating the average amounts in each applicable year are Robert Larsen and Bryan Knutson for fiscal year 2024; Robert Larsen, Bryan Knutson, and Mark Kalvoda for fiscal 2023; and Mr. Knutson and Mr. Kalvoda for fiscal years 2022 and 2021. Mr. Larsen was employed for the final three months of fiscal 2023, November 1, 2022 through January 31, 2023, and Mr. Kalvoda was employed for the first 50 weeks of fiscal 2023, February 1, 2022 through January 15, 2023. None of the non-PEO named executive officers had an accumulated pension benefit during any of the fiscal years. The “equity award adjustments” for each applicable year consist of the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any equity awards granted in prior years that were outstanding and unvested as of the end of the applicable year; (iii) for equity awards that were granted and vested in the same applicable year, the fair value of the equity awards as of the vesting date; (iv) for equity awards granted in prior years that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of the equity awards; (v) for equity awards granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such equity awards or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the “equity award adjustments” are as follows:

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Grant Date Fair Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	1,239,900	(472,503)	75,377	842,774
2023	1,548,296	(183,338)	527,311	1,892,269
2022	1,391,515	(409,996)	869,479	1,850,998
2021	1,180,318	(380,000)	952,580	1,752,898

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Fiscal Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	477,144	(257,660)	—	(144,107)	—	—	75,377
2023	296,449	136,075	—	94,787	—	—	527,311
2022	365,072	396,174	—	108,233	—	—	869,479
2021	783,542	235,726	—	(66,688)	—	—	952,580

(5) Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s common share price at the end and the beginning of the measurement period by the Company’s common share price at the beginning of the measurement period.
(6)    Represents the S&P Retail Index cumulative TSR for the applicable performance period.

(7)    The dollar amounts reported represent the amount of net income (in thousands) reflected in the Company’s audited consolidated financial statements for the applicable year.
(8)    Adjusted Pre-Tax Income is defined as GAAP pre-tax income adjusted to exclude the pre-tax impact from gains or losses that occur outside of the ordinary course of our business during the applicable year. In fiscal 2024, the results of the new Australian segment acquired in October 2023 were not included in the Adjusted Pre-Tax Income calculation. In fiscal 2023, the results of the Ukrainian entity were not included in the Adjusted Pre-Tax Income calculation due to the conflict between Russia and Ukraine. In years prior other items, such as fixed asset impairments, intangible asset impairments, and the foreign currency gain or loss of the hryvnia, Ukraine's local currency, was excluded as gains or losses that occurred outside of the ordinary course of business. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that adjusted pre-tax income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in this table) used by the Company to link compensation actually paid to the Company’s named executive officers for the most recently completed fiscal year, to the Company’s performance.
Financial Performance Measures
    As described in greater detail above, the Company’s executive compensation program includes performance based annual cash incentive awards. The Compensation Committee selects financial metrics for the annual cash incentive compensation awards based on the objective of incentivizing our named executive officers to increase stockholder value and as an incentive to achieve yearly financial results. Changes in stockholder value are reflected in compensation actually paid to our executives through the fair value of the Company’s equity awards. The most important financial performance measures used by the Company to link executive cash incentive compensation actually paid to the named executive officers for the most recently completed fiscal year, to the Company’s performance are as follows (each as further described and defined above in this section):
•    Return on Assets
•    Total Revenue
•    Adjusted Pre-Tax Income
    Analysis of the Information Presented in the Pay Versus Performance Table
    In accordance with Item 402(v) of SEC Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the “Pay Versus Performance Table for 2024.”

    Compensation Actually Paid and Cumulative TSR
    As demonstrated by the following graph, the amount of compensation actually paid to Mr. Meyer was essentially flat, since he only received a base salary that was fairly constant throughout the four year period, and the average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group is generally aligned with the Company’s cumulative TSR over the four years presented in the “Pay Versus Performance Table for Fiscal 2024.” The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is due in large part to the fact that a significant portion of the compensation actually paid to the non-PEO named executive officers is comprised of equity awards. As described in more detail above in this section, Mr. Meyer elected to forego an equity award during each of the applicable years.

Compensation Actually Paid vs Titan Machinery Inc. TSR
Compensation Actually Paid
$2,400,000
$1,600,000
$800,000
$0
Total Shareholder Return ($)
$400
$320
$240
$160
$174.45
$252.25
$359.87
$218.92
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
TSR

For each of the four years presented in the “Pay Versus Performance Table for 2024,” the Company’s cumulative TSR exceeded that of the S&P 500 Retail Index. The following table details the Company’s cumulative TSR in comparison to the Index’s cumulative TSR for each of the measurement periods (determined in accordance with Item 402(v) of Section Regulation S-K).

Titan Machinery Inc. TSR vs Peer Group TSR
$400
$300
$200
$100
Total Shareholder Return ($)
2021
2022
2023
2024
Titan Machinery Inc. TSR
Peer Group TSR

Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to Mr. Meyer was essentially flat, since he only received a base salary that was fairly constant throughout the four-year period. The average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group is generally aligned with the Company’s net income over the four years presented in the “Pay Versus Performance Table for 2024.” The Company uses adjusted pre-tax net income as a performance measure in the overall executive compensation program, which is highly correlated to the measure of net income. As described in more detail above in this section, the target annual cash incentive compensation as a percent of base salary was 75% for each of Mr. Larsen, Mr. Knutson, and Mr. Kalvoda for the applicable time periods.

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$2,400,000
$1,600,000
$800,000
$0
Net Income (millions)
$160
$120
$80
$40
$0
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted Pre-Tax Income
As described in more detail above in this section, one of the three financial performance metrics used to determine the annual cash incentive payment is adjusted pre-tax income. As demonstrated by the following table, the amount of compensation actually paid to Mr. Meyer was essentially flat, since he only received a fairly constant base salary ($475,000 for the entire period up until June 1, 2023, when his base salary increased to $500,000). The average amount of compensation actually paid to the Company’s non-PEO named executive officers as a group is generally aligned with the Company’s adjusted pre-tax income over each of the four years presented in the “Pay Versus Performance Table for 2024.”

Compensation Actually Paid vs Adjusted Pre-Tax Income
Compensation Actually Paid
$2,400,000
$1,600,000
$800,000
$0
Adjusted Pre-Tax Income (millions)
$160
$120
$80
$40
$0
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Adjusted Pre-Tax Income

CEO Pay Ratio Disclosure
    As required by Section 953(b) of Dodd-Frank Wall Street Reform and Consumer Protection Act, and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of the employee identified at median of our Company and the annual total compensation of David J. Meyer, our Chief Executive Officer in fiscal year 2024 and current Executive Chairman of the Board of Directors.
    For fiscal 2024:
•the annual total compensation of the employee identified at median of our Company (other than our Chief Executive Officer) was $84,830; and
•the annual total compensation of our Chief Executive Officer for purposes of determining the CEO pay ratio was $514,172.
    Based on this information, for fiscal 2024, the ratio of the annual total compensation of Mr. Meyer, our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 6.1 to 1.
    This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of calculating our CEO pay ratio in fiscal 2024, we used the same median employee that we had initially identified in fiscal 2023.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•When we determined our median employee as of December 31, 2022 (the date as of which we last identified our median employee, which, as permitted by SEC rules and subject to certain exceptions, only needs to be identified every three years), our employee population consisted of approximately 2,898 individuals in the United States and Europe. We selected December 31, 2022, which was within the last three months of fiscal 2023, as the date upon which we would identify the "median employee" to allow sufficient time to identify the median employee given our international operations.
•We selected salary and wages as reported to the Internal Revenue Service on Form W-2 for our U.S. employees and used equivalent taxable income for our international employees as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees. In addition, this approach allows us to reasonably compare compensation for our U.S. employees with that of our employees in Europe.
•As permitted by SEC rules, the employee population does not include the 356 employees of J.J. O'Connor & Sons Pty. Ltd., who became our employees upon the closing of our acquisition of J.J. O'Connor & Sons Pty. Ltd. in October 2023.
•Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2023.
•We did not annualize the pay of employees who were not employed by us for the entire fiscal year.
In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to SEC rules, except that we elected to include the Company-paid portion of a single health insurance premium and the Company-paid contribution to the employees' health savings account, which are normally excluded from the calculation of annual total compensation for purposes of the summary compensation table. As a result, Mr. Meyer’s compensation for purposes of the pay ratio calculation differs from the summary compensation table for fiscal 2024 to reflect the inclusion of the Company-paid portion of a single health insurance premium and the Company-paid contribution to his health savings account, which are excluded for summary compensation table purposes.

Equity Compensation Plan Information
    The following table provides information regarding our equity compensation plans as of January 31, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	11,070	$—	379,409
Equity compensation plans not approved by security holders	—	—	—
Total	11,070	$—	379,409
(1)Amount includes the number of shares of Common Stock underlying unvested restricted stock units ("RSUs") granted to our European employees. Amount does not include unvested restricted stock awards granted to employees and non-employee directors.
(2)There is no exercise price for outstanding RSUs.
(3)Amount represents shares available as of January 31, 2024 for future issuance under the 2014 Equity Plan, including through the issuance of restricted stock awards and RSUs. This figure does not include the additional 950,000 shares that are included as part of the Second Amended & Restated Titan Machinery 2014 Equity Incentive Plan, for which stockholder approval is sought pursuant to Proposal 4 of this Proxy Statement.
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2)
    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in fiscal 2024.
    Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Stockholders are urged to read the Compensation Discussion and Analysis and to review the "Summary Compensation Table" and other related tables and narrative disclosure, which describe the compensation of our Chief Executive Officer, our Chief Financial Officer and our President & Chief Operating Officer in fiscal 2024. The Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving our goals. In addition, they believe the compensation of our named executive officers in fiscal 2024 reflects and supports these compensation policies and procedures.
    Stockholders are being asked to vote on the following resolution:
"RESOLVED, that the stockholders of Titan Machinery Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables, and related narrative disclosures as contained in this Proxy Statement."
    This advisory vote on executive compensation, commonly referred to as a "say-on-pay" advisory vote, is required under Section 14A of the Securities Exchange Act of 1934, as amended, and is not binding on our Board. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. The next advisory vote on the compensation of our named executive officers will be held at the 2025 Annual Meeting of Stockholders.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE RESOLUTION SET FORTH IN THIS PROPOSAL 2.

AUDIT COMMITTEE REPORT
    In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)reviewed and discussed the audited financial statements with management and the independent auditors;
(2)discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
(3)received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.
    Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2024 for filing with the SEC.

Members of the Audit Committee: Richard Mack (Chair) Stan Erickson Christine Hamilton Jody Horner
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Information
    Deloitte & Touche LLP has acted as the Company's independent registered public accounting firm for fiscal 2024 and 2023.
Audit Fees
    The Company paid the following fees to Deloitte & Touche LLP in fiscal 2024 and fiscal 2023:

	2024	2023
Audit Fees (1)	$1,759,570	$1,274,060
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,759,570	$1,274,060
(1)    Audit Fees include professional services rendered in connection with the audit of our annual consolidated financial statements, audits of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q, and statutory audits of certain of our international subsidiaries, as well as other filings with the Securities and Exchange Commission.
    Audit fees are for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's Quarterly Reports on Form 10-Q filings or services that are normally provided by the independent registered public accounting firm in connection with regulatory filings with the SEC.
    Audit-related fees are primarily for the assurance and related services performed by our auditors that are reasonably related to the performance of the audit or review of the Company's financial statements. There were no such fees incurred during fiscal 2023 or fiscal 2024.
    Tax fees may include services such as tax compliance, tax advice and tax planning, amongst others. There were no such fees incurred during fiscal 2024 or fiscal 2023.
    All other fees relate to services provided by the independent registered public accounting firm that are not classified as audit fees, audit-related fees or tax fees. There were no such fees incurred during fiscal 2024 or fiscal 2023.

    Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm or any other auditing or accounting firm. During fiscal 2024, the Audit Committee approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its decision to appoint Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte & Touche LLP is compatible with maintaining that firm's independence and has determined that such services are compatible with maintaining Deloitte & Touche's independence.
RATIFICATION OF PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)
    The Audit Committee has selected Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.
Our Bylaws do not require that our stockholders ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may change the appointment at any time during the fiscal year if it determines that a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present electronically at the virtual Annual Meeting. They will be given the opportunity to make a statement at the virtual Annual Meeting if they desire and are expected to be available electronically to respond to appropriate questions. Further information about the services provided by Deloitte & Touche LLP, including information about the fees paid to the firm during fiscal 2024 can be found under the heading Fees of the Independent Registered Public Accounting Firm above.
    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2025.

APPROVAL OF THE SECOND AMENDED AND RESTATED
TITAN MACHINERY INC. 2014 EQUITY INCENTIVE PLAN
(PROPOSAL 4)
We are asking our stockholders to approve a second amendment and restatement of the Titan Machinery Inc. 2014 Equity Incentive Plan (the “2014 Plan”). Upon recommendation of the Compensation Committee, the Board has approved the second amended and restated 2014 Plan, subject to receipt of stockholder approval, and has recommended that stockholders approve this Proposal 4 to approve the second amended and restated 2014 Plan. The second amended and restated 2014 Plan, among other clarifying and administrative changes, increases the maximum number of shares that may be issued as awards under the 2014 Plan by 950,000 shares in order to provide sufficient available capacity to permit the Company to continue to grant equity awards to its employees, officers and directors.
Background
The 2014 Plan was originally adopted by our Board, and approved by our stockholders at our 2014 Annual Meeting. The 2014 Plan was then amended and restated in April 2020, subject to stockholder approval at our 2020 Annual Meeting to (i) increase the number of shares authorized for use in making awards under the 2014 Plan, (ii) limit the compensation payable, including cash payments and equity awards, to each of our non-employee directors to no more than $350,000 in any fiscal year, (iii) codify within the 2014 Plan our prior practice of not using liberal share recycling or counting practices, (iv) eliminate the ability to pay or receive dividends on unvested restricted stock awards until the risk of forfeiture with respect to such restricted stock award had lapsed, and (v) remove the provisions related to the qualified performance-based compensation exception under Section 162(m) of the Internal Revenue Code, which was repealed by the Tax Cuts and Jobs Act of 2017.
Purpose and Importance of the 2014 Plan
Equity-based compensation is an important component of our compensation philosophy because it provides employees with long-term exposure to the Company’s performance, aligns employees’ interests with those of our stockholders and discourages imprudent risk-taking. Approval of the second amended and restated 2014 Plan will allow us to continue to grant equity compensation awards to our employees, officers, directors and other participants under the 2014 Plan in furtherance of this philosophy.
The Board and our management believe that the granting of equity-based awards is one of the primary ways to attract and retain key employees responsible for the continued development and growth of our business, which, in turn, allows us to increase stockholder value. In particular, the Board believes that our employees are our most valuable asset and that equity awards granted under the 2014 Plan are important in our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. The ability to grant equity awards is also crucial to our ability to incentivize and motivate employees to achieve our goals.
Changes to the 2014 Plan
We are asking our stockholders to approve a second amendment and restatement of the 2014 Plan, which (along with certain other clarifying and administrative changes) increases the number of shares authorized for use in making awards under the 2014 Plan by 950,000 shares. These additional 950,000 shares, when combined with the 379,409 shares remaining available for grant under the 2014 Plan as of January 31, 2024, will result in 1,329,409 shares being available for grant if the second amended and restated 2014 Plan is approved.
The other clarifying and administrative changes being made to the second amended and restated 2014 Plan include:
•Clarifying that all employees of the Company, and not just key employees of the Company, are eligible to receive Awards (as defined herein) under the 2014 Plan;
•Supplementing the existing administration provisions of the 2014 Plan to provide that the Compensation Committee, as administrator for the 2014 Plan, can adopt terms and conditions, rules and procedures relating to the operation of the 2014 Plan to accommodate non-U.S. local law requirements, including the adoption a subplan to the 2014 Plan for these purposes, or the qualification of Awards for special tax treatment under the laws of non-U.S. jurisdictions;
•Adding a provision to provide that, if a participant is party to an employment agreement or other similar agreement which includes a definition of “good reason,” then, with respect to that participant only, this other definition of “good reason” would be used for purposes of the 2014 Plan;
•To the extent the Compensation Committee allows for any tax withholding in connection with an award to be satisfied through the delivery of previously owned shares or by withholding shares otherwise issuable to a participant in connection with the award, allowing any shares used to satisfy any tax withholding to have a fair market value up to the maximum amount (as opposed to the minimum amount) permitted to be withheld for tax purposes in the applicable jurisdiction; and

•Including additional Code Section 409A compliance provisions to the 2014 Plan.
The second amended and restated 2014 Plan maintains in effect all of the key governance best practices and features as included under the current amended and restated 2014 Plan.
Our named executive officers and directors have an interest in this proposal as they are eligible to receive incentive and nonqualified stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (collectively referred to as an “Award” or “Awards”) under the 2014 Plan.
A copy of the second amended and restated 2014 Plan is attached as Appendix A of this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the second amended and restated 2014 Plan as set forth in Appendix A. If our stockholders fail to approve the second amended and restated 2014 Plan, the second amendment and restatement will not be given effect and, instead, the current amended and restated 2014 Plan will continue in effect without revisions or amendment at this time.
Current Overview of Available Equity Awards
As of January 31, 2024, the Company had 379,409 shares available for grant under the amended and restated 2014 Plan, a number that the Board believes to be insufficient to meet our anticipated needs for fiscal 2025 and beyond. The Board believes that it is desirable and necessary to increase the number of shares available for issuance under the 2014 Plan so that the Company can continue to fulfill our compensation philosophy goals of attracting, retaining and motivating Company employees, officers and directors and linking their interests with those of our stockholders. If the second amended and restated 2014 Plan is not approved by our stockholders, the amended and restated 2014 Plan will remain in place, but the Company expects that it will be unable to maintain its current new hire and Company annual equity grant practices, and, as a result, the Company expects that it will be at a significant competitive disadvantage in attracting and retaining talent. If the second amended and restated 2014 Plan is approved by our stockholders, the Company will have an additional 950,000 shares available for grant after the Annual Meeting. The Company believes these 950,000 shares, when taken together with the 379,409 shares available for grant under the amended and restated 2014 Plan as of January 31, 2024, represent the pool of shares necessary to attract, retain, and motivate employees, officers and directors of the Company.
When considering the number of additional shares to add to the 2014 Plan, the Board and our Compensation Committee reviewed, among other things, the potential dilution to current stockholders as measured by burn rate and overhang, and projected future share usage with consideration for the current trading range for our Common Stock. Based on our historical grant rate, the 950,000 shares to be added to the second amended and restated 2014 Plan, in combination with the remaining authorized shares, are projected to satisfy the Company’s equity compensation needs through the 2029 Annual Meeting of Stockholders. In light of the factors considered, the Board believes that this number of shares represents reasonable potential equity dilution and provides a significant incentive for employees, officers, and directors to increase the value of the Company for all stockholders.
In light of the factors described above, and the fact that the Company’s ability to continue to grant equity and equity-based compensation is vital to our ability to continue to attract and retain key personnel, the Board has determined that the size of the share reserve under the second amended and restated 2014 Plan is reasonable and appropriate at this time.

Historical Grant Practice and Burn Rate under 2014 Plan
The annual share usage under the 2014 Plan during our three previous fiscal years has been as follows:

	Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022
Stock Options Granted	—	—	—
Restricted Stock Awards Granted	200,404	145,467	86,470
Restricted Stock Units Granted	3,778	3,812	2,602
Total Awards Granted	204,182	149,279	89,072
Basic Weighted Average Common Stock Outstanding	22,493,131	22,372,834	22,237,993
Annual Burn Rate	0.91%	0.67%	0.40%
The Company’s average burn rate for the preceding three fiscal years as set forth in the table above was 0.66% The burn rate is the ratio of the number of shares underlying awards granted under the 2014 Plan during a fiscal year to the number of basic weighted average common shares outstanding for the corresponding fiscal year.
Overhang
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2014 Plan, as of January 31, 2024:

Total number of shares of common stock subject to outstanding stock options	—
Weighted-average exercise price of outstanding stock options	$—
Weighted-average remaining term of outstanding stock options	—
Total number of shares of common stock subject to outstanding restricted stock awards, and restricted stock units	346,813
Total number of shares of common stock available for grant under the 2014 Plan	379,409
Total number of shares of common stock outstanding	22,848,138
The aggregate shares shown in the table above represent a fully diluted overhang of approximately 3.13% based on the number of shares of Common Stock outstanding as of January 31, 2024. If the second amended and restated 2014 Plan is approved, the additional 950,000 shares available for issuance under the second amended and restated 2014 Plan would increase the overhang to approximately 6.93%. The Company calculates the fully diluted “overhang” as the total of (i) shares underlying outstanding equity awards plus shares available for issuance under future equity awards, divided by (ii) the total number of shares outstanding, shares underlying outstanding equity awards (to the extent not already included within the total number of shares outstanding) and shares available for issuance under future equity awards. The closing sale price of the Common Stock as reported by Nasdaq on April 1, 2024 was $24.00 per share.
Key Features of the Second Amended and Restated 2014 Plan
The second amended and restated 2014 Plan continues to include several features that we believe are key compensation and governance best practices and designed to protect the interests of our stockholders and to reflect our compensation philosophy, including the following:
•    No “evergreen” provision included in the 2014 Plan;
•    Limit on non-employee director compensation, including cash and equity awards, of $350,000 per fiscal year;
•No Compensation Committee discretion as to treatment of equity awards upon the occurrence of a change of control; double trigger vesting for equity awards that are assumed by the successor entity upon the occurrence of a change of control;
•    Awards under the 2014 Plan generally cannot be transferred, except by will or the laws of descent and distribution;
•    No liberal recycling or reuse of shares under the 2014 Plan. The second amended and restated 2014 Plan continues to not permit the reuse of any shares withheld to cover option exercise costs, any award shares withheld to cover taxes, or any shares underlying an award of stock appreciation rights;

•     No hedging or pledging of awards or any stock to be granted pursuant to an award permitted under the 2014 Plan;
• No repricing of stock options or stock appreciation rights (SARs) permitted without stockholder approval; and
• No dividend equivalents are paid with respect to unvested restricted stock units. Payment of any dividends attributable to shares of restricted stock is deferred until the risk of forfeiture for such shares of restricted stock have lapsed.
Description of Second Amended and Restated 2014 Plan
A general description of the second amended and restated 2014 Plan is set forth below, but this description is qualified in its entirety by reference to the full text of the second amended and restated 2014 Plan, a copy of which is attached as Appendix A to this Proxy Statement. The second amended and restated 2014 Plan will not become effective unless approved by our stockholders.
Purpose. The purpose of the 2014 Plan is to promote our success by facilitating the employment and retention of competent personnel and by furnishing incentives to officers, directors, employees, consultants and advisors upon whose efforts the success of our Company depends to a large degree.
Administration. The 2014 Plan is administered by the Board or a committee appointed by the Board (the “Administrator”). Any committee appointed by the Board to administer the 2014 Plan must consist of at least two non-employee directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended). Currently, the Board has appointed the Compensation Committee (the “Committee”) to administer the 2014 Plan.
The 2014 Plan gives broad powers to the Administrator to administer and interpret the 2014 Plan, including the authority: (i) to make and amend the rules, regulations and guidelines for the administration of the 2014 Plan; (ii) to determine whether an Award shall be granted; (iii) to determine the individuals to whom Awards shall be granted (the “Participants”) and the time or times at which Awards shall be granted; (iv) to determine the number of shares subject to each Award; (v) to determine the performance criteria, if any, and any other terms and conditions of each Award; (vi) to determine the particular form and conditions of the agreements evidencing each Award granted and (vii) to adopt terms and conditions, rules, or procedures (including the adoption of any subplan under the 2014 Plan) relating to the operation and administration of the 2014 Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States. To the extent permitted by the 2014 Plan and subject to compliance with applicable law, the Administrator may also delegate its authority under the 2014 Plan to our Chief Executive Officer or to other officers of the Company, including the right to grant Awards, other than to any officers of the Company that are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
Term. Incentive stock options may be granted under the second amended and restated 2014 Plan for a period of 10 years from the date of adoption and approval of the second amended and restated 2014 Plan by the Board, which period ends on April 15, 2034. Other Awards may be granted pursuant to the second amended and restated 2014 Plan from time to time from the original effective date thereof and until the Plan is discontinued or terminated by the Administrator.
Eligibility. All officers, directors, employees, consultants and advisors of the Company or any affiliate are eligible to receive Awards pursuant to the 2014 Plan. As of April 1, 2024, the Company and its subsidiaries had approximately 3,333 full-time employees (including the named executive officers), 284 part-time employees, seven non-employee directors and no consultants or advisors. Not all of these persons have received or are expected to receive grants under the 2014 Plan, however. During fiscal year 2025, we expect approximately 9.4% of our full-time and part-time employees and all of our non-employee directors to receive awards under the 2014 Plan.
Shares Available. The maximum number of shares of Common Stock that were available for Awards under the 2014 Plan upon its initial adoption was 1,650,000 shares, and an additional 550,000 shares were added by the amendment and restatement of the 2014 Plan in 2020. If the stockholders approve the second amended and restated 2014 Plan, the 2,200,000 shares of Common Stock available for Awards that were previously authorized under the 2014 Plan will be increased by 950,000 shares to a total of 3,150,000 shares of Common Stock. The additional 950,000 shares of Common Stock, when combined with the existing 379,409 shares still available as of January 31, 2024, will result in 1,329,409 shares being available for Awards under the second amended and restated 2014 Plan.

If any Awards granted under the 2014 Plan are not issued by reason of forfeiture, termination, surrender, cancellation or expiration, or if any Awards are settled in cash, the shares subject to that portion of the Award are available for subsequent grants of Awards. If stock appreciation rights are granted under the 2014 Plan, the full number of shares subject to the stock appreciation rights are considered issued and not available for reissuance under the 2014 Plan, regardless of the number of shares of Common Stock actually issued upon exercise of the stock appreciation rights. Shares of Common Stock that are tendered, surrendered or otherwise used in payment of the exercise price of an option are not available for reissuance under the 2014 Plan. Shares of Common Stock that are withheld or surrendered in satisfaction of withholding taxes, or surrendered for the payment of taxes, with respect to Awards are not available for issuance under the 2014 Plan. For the avoidance of doubt, if the Company repurchases shares of Common Stock on the open market with the proceeds received from the exercise price of stock options, the repurchased shares will not be available for issuance under the 2014 Plan.
If a dividend or other distribution (whether in the form of cash, shares, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination, or similar transaction involving the Company or repurchase or exchange of shares of Common Stock or other securities of the Company or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock (but only if the transaction or event does not cause the Company to receive consideration), the Administrator, in its sole discretion, in such manner as it deems equitable to prevent dilution or enlargement of the rights of grantees, may, among other adjustments that it determines to be equitable, make an equitable adjustment in the number and kind of securities subject to or to be issued in connection with Awards and the exercise price or grant price of an Award.
Non-Employee Director Compensation Limits. The maximum aggregate grant date value of shares of Common Stock subject to Awards made to any non-employee director during any fiscal year for services rendered as a non-employee director, including any cash fees earned for services rendered as a non-employee director during the fiscal year, cannot exceed $350,000. In determining this dollar limit, the value of Awards will be calculated based on the grant date fair value of the Awards for financial reporting purposes.
Performance Objectives. For purposes of the 2014 Plan, the performance objectives that must be met before a performance Award will vest or be paid may include (but are not limited to) any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization), EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.
Effect of a Change of Control. Under the second amended and restated 2014 Plan, the treatment of Awards in the event of a Change of Control (as defined in the 2014 Plan) depends on whether the outstanding Awards continue in effect in the case where the Company is the surviving entity in the Change of Control or are Assumed (as described below) by the successor or acquiring company in the Change of Control, or whether the outstanding Awards are not Assumed by the successor or acquiring company in the Change of Control.

Any Awards that continue in effect if the Company is the surviving entity in the Change of Control or are Assumed (as described below) by the successor entity effecting the Change of Control shall continue to vest and be exercisable in accordance with the terms of the original Award unless during the two year period commencing on the Change of Control, (i) the Participant’s service is involuntarily terminated without “cause” or (ii) the Participant terminates his or her employment for “good reason.” If either of these events occurs, the Award will become fully vested and exercisable, and any Award subject to a performance objective will be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgment of the Administrator, and based on target level performance if actual performance is not determinable.
For purposes of this provision, an Award is deemed to be “Assumed” if (i) with respect to options and stock appreciation rights, such Award is converted into an equivalent replacement award that complies with Internal Revenue Code of 1986, as amended (the “Code”) Section 409A and, in the case of an incentive stock option, Code Section 424, (ii) with respected to restricted stock unit awards, restricted stock awards and performance awards, such Award is converted into a replacement award covering a number of shares of stock or an amount of cash, as applicable, based upon the terms of the original Award, (iii) the replacement Award contains provisions for scheduled vesting, treatment on the Participant’s termination from service and, if applicable, performance objectives and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award are substantially similar to the underlying Award and (iv) if the replacement Award is to be settled in shares of stock, the security represented by the replacement Award is of a class of stock that is publicly held and widely traded on an established stock exchange.
If, in the event of a Change of Control, any Awards are not Assumed by the successor entity effecting the Change of Control, these Awards will become fully vested and exercisable on the date of the Change of Control, any restrictions that apply to such Awards will lapse, and any performance objectives applicable to an Award will be deemed to be satisfied based on actual performance through the date of the Change of Control if such performance is determinable in the judgment of the Administrator, and based on target level performance if actual performance is not determinable.
No Authority to Reprice. Except in connection with a corporate transaction involving the Company, outstanding Awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.
Amendment. The Board may from time to time suspend or discontinue the 2014 Plan or revise or amend it in any respect; provided, that no such revision or amendment may impair the terms and conditions of any outstanding Award to the material detriment of a Participant without the consent of such Participant except as authorized in the event of combination or reclassification of the Common Stock of the Company. The Board may amend the 2014 Plan or any Award agreement to the extent necessary or desirable to comply with Sections 409A and 422 of the Code without the consent of the Participants. Further, the 2014 Plan may not, without any required approval of the stockholders, be amended in any manner that will (a) materially increase the number of shares subject to the 2014 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive Awards; (c) decrease the price at which options will be granted; (d) materially increase the benefits accruing to Participants under the 2014 Plan; or (e) cause incentive stock options to fail to meet the requirements of Code Section 422.
Recoupment Policies. All awards under the 2014 Plan will be subject to any applicable clawback, recoupment, recovery or other forfeiture policies that may be implemented by the Board from time to time, including the Titan Machinery Inc. Clawback Policy.
Types of Awards Available Under the Amended and Restated 2014 Plan
Options. Options granted under the 2014 Plan may be either “incentive” stock options within the meaning of Section 422 of the Code or “nonqualified” stock options that do not qualify for special tax treatment of Code Section 422.
When an option is granted under the 2014 Plan, the Administrator, in its discretion, specifies the option exercise price and the number of shares of Common Stock that may be purchased upon exercise of the option. However, the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant, or 110% of the fair market value of the Company’s Common Stock on the date of grant if granted to a 10% or greater Company stockholder. The exercise price of a nonqualified stock option also may not be less than the fair market value of the Company’s Common Stock on the date of grant, unless otherwise determined by the Administrator.

The Administrator will establish the term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise; provided, however, that the term of an incentive stock option generally may not exceed ten years from the date of grant. Moreover, except in connection with a Change of Control, the Administrator may also determine the effect that the termination of a Participant’s relationship with the Company may have on the exercisability of an option. Each incentive or nonqualified stock option granted under the 2014 Plan is generally nontransferable during the lifetime of the Participant; however, a nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.
In no event may a Participant be granted stock options or stock appreciation rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above; provided, however, that a share of stock subject to a stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.
Restricted Stock Awards and Restricted Stock Unit Awards. The 2014 Plan also permits awards of restricted stock and restricted stock units. The Administrator will determine the number of shares covered by each restricted stock and restricted stock unit award granted under the 2014 Plan, and may also, in its discretion, establish continued service, achievement of performance criteria, or other conditions that must be satisfied for the risks of forfeiture on restricted stock to lapse and for restricted stock units to vest. A restricted stock award or restricted stock unit award may not be transferred by a Participant, other than by will or by the laws of descent or distribution, until, in the case of a restricted stock award, the risks of forfeiture have lapsed or, in the case of a restricted stock unit award, such restricted stock unit award has settled into shares of Common Stock. Restricted stock units may be paid in cash or in shares of Common Stock, or any combination thereof, in the Administrator’s discretion.
In no event shall a Participant be granted restricted stock awards, or, to the extent payable in or measured by the value of shares of Common Stock, restricted stock unit awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above.
Participants holding restricted stock awards will have all of the voting rights of a stockholder as to the shares underlying the restricted stock award during the period under which such restricted stock award is subject to any forfeiture restrictions. Unless otherwise determined by the Administrator, a Participant holding restricted stock awards will be entitled to receive dividends and distributions on the shares underlying the restricted stock award, provided that the dividends and distributions with respect to such restricted stock award that are subject to forfeiture restrictions will become payable only if and to the extent that the risk of forfeiture applicable to the underlying restricted stock award lapses. If the restricted stock award is forfeited, the Participant will have no right to any dividends or other distributions with respect to such restricted stock award. Holders of restricted stock unit awards are not entitled to any voting rights, shall not receive any dividend equivalents attributable to shares underlying restricted stock unit awards, and shall not have any other rights as a stockholder with respect to shares underlying restricted stock unit awards.
Performance Share Awards and Performance Unit Awards. The Administrator is also authorized to grant performance share and performance unit awards under the 2014 Plan. Performance share awards generally provide the Participant with the opportunity to receive shares of the Common Stock and performance units generally provide recipients with the opportunity to receive cash awards, but only if certain performance criteria are achieved over specified performance periods. A performance share award or performance unit award may not be transferred by a Participant except by will or the laws of descent and distribution. To the extent payable in or measured by the value of shares of Common Stock, in no event shall a Participant be granted performance awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as described above.
Stock Appreciation Rights. The 2014 Plan permits awards of stock appreciation rights, which may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. The Administrator will determine the term of the stock appreciation right and how it will become exercisable. Generally, upon the exercise of a stock appreciation right, the Participant will receive cash, shares of Common Stock, or some combination thereof, having a value equal to the excess of (i) the fair market value of a specified number of shares of Common Stock, over (ii) a specified exercise price. If the stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right. A stock appreciation right may not be transferred by a Participant except by will or the laws of descent and distribution. In no event shall a Participant be granted options or stock appreciation rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Common Stock, subject to adjustment as provided above; provided, however, that a share of stock subject to stock appreciation right that is granted in tandem with an option shall count as one share against this limitation.

Federal Income Tax Consequences of the Plan
The following is a summary of certain material U.S. federal income tax consequences associated with Awards under the 2014 Plan that is intended for the information of our stockholders considering how to vote with respect to this Proposal 4, and not as tax guidance to participants in the 2014 Plan. The summary does not discuss the income tax laws of any state, municipality or non-U.S. jurisdiction, or any gift, estate, excise or tax laws other than U.S. federal income tax law. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2014 Plan.
Options. Nonqualified stock options granted under the 2014 Plan are not intended to and do not qualify for favorable tax treatment available to incentive stock options under Code Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Unless limited by Code Section 162(m), as discussed below, the Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.
Incentive stock options granted under the 2014 Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422 and may only be granted to employees. Under Code Section 422, no taxable income is reportable by the Participant when the incentive stock option is granted. Moreover, if the Participant has been an employee of the Company at all times from the date of grant until three months before the exercise date, the Participant generally will recognize no taxable income when the incentive stock option is exercised. The alternative minimum tax may be applicable in the year of exercise, however, depending upon the Participant's individual circumstances. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the grant date and one year after the exercise date, the Participant will report any gain upon sale of the shares as capital gain. However, if the Participant disposes of the shares prior to expiration of the two- or one-year holding periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of the difference between the fair market value of the Company's Common Stock on the date of exercise (or the sale price, if less) and the exercise price of the shares.
The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option, but may be entitled to an income tax deduction in an amount equal to the ordinary income recognized by the Participant in the event of an early sale of shares, unless limited by Code Section 162(m) as discussed below.
Restricted Stock Awards. Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which any restrictions lapse. Alternatively, if the Participant makes a "Section 83(b) Election," the Participant will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Restricted Stock Unit Awards. A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or cash received in the year that the restricted stock units are settled. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Performance Share and Performance Unit Awards. A Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received, as the case may be, in the year that the Participant receives payment, in the case of performance units or performance shares that are denominated in Common Stock, or the Participant vested in the Award, in the case of a performance share award where shares of Common Stock are transferred to the Participant on the grant date subject to the achievement of specified performance criteria over a specified performance period. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.
Stock Appreciation Rights. Generally, a Participant will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock or the cash received in the year that the stock appreciation right is exercised. Unless limited by Code Section 162(m), as discussed below, the Company generally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Code Section 409A. Certain Awards, particularly restricted stock unit, performance unit and Common Stock denominated performance share awards may constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A. Failure to satisfy the applicable requirements under Code Section 409A could result in the acceleration of income and additional income tax liability to a Participant, including certain penalty taxes. Awards granted under the 2014 Plan are intended to be exempt from or compliant with Code Section 409A.
Code Section 162(m). Generally, the Company is entitled to a deduction based on the amount of ordinary income a participant recognizes with respect to an Award. However, Code Section 162(m) imposes a $1 million limit on the amount a public company may deduct for compensation paid in a year to a company’s principal executive officer, principal financial officer, or any of the company’s three other most highly compensated executive officers who are employed in such role at any time during the year (each, a “covered employee”). Once an individual is a covered employee in a taxable year beginning after December 31, 2016, the individual remains a covered employee, even after termination of employment.
New Plan Benefits
No benefits or amounts have been granted, awarded or received under the second amended and restated 2014 Plan, as the second amendment and restatement of the 2014 Plan will only take effect upon stockholder approval. In addition, awards under the second amended and restated 2014 Plan are subject to the Administrator’s discretion, and, therefore, it is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our Common Stock that will be distributed to grantees. During fiscal year 2024, 200,404 shares of restricted stock were awarded to all participants under the 2014 Plan, of which 35,701 shares of restricted stock in total were issued to the NEOs identified in the compensation tables presented in this Proxy Statement and 17,934 shares of restricted stock in total were issued to the Company’s non-employee directors as director fees, and 3,778 restricted stock units were awarded.
Vote Required
Under our Bylaws, the affirmative vote of a majority of the shares present electronically or by proxy and entitled to vote on the matter at the virtual Annual Meeting is required to approve Proposal 4.
Equity Compensation Plan Information
For the information required by Item 201(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended, see “Equity Compensation Plan Information” on page 46 of this Proxy Statement.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED TITAN MACHINERY INC. 2014 EQUITY INCENTIVE PLAN AS SET FORTH IN THIS PROPOSAL 4.
OTHER BUSINESS
    Management knows of no other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.
STOCKHOLDER PROPOSALS
    Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by the Company no later than December 23, 2024 to be includable in the Company's Proxy Statement and related proxy for the 2025 Annual Meeting. Additionally, pursuant to the advance notice provisions of the Company's Bylaws, as amended, as authorized by applicable state law, in order for stockholders to present nominations or other business at the 2025 Annual Meeting, which is not submitted for inclusion in the Proxy Statement, a stockholder's notice of such nomination or other business must be received no earlier than February 3, 2025 and no later than March 5, 2025 and must be in a form that complies with the requirements set forth in the Company's Bylaws, as amended. In addition, to comply with the SEC's universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended.

FORM 10-K
    A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2024 (WITHOUT EXHIBITS), IS MADE AVAILABLE ALONG WITH THIS PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO ROBERT LARSEN, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.
Dated: April 22, 2024
West Fargo, North Dakota

APPENDIX A
SECOND AMENDED AND RESTATED TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN
SECTION 1.
DEFINITIONS
As used herein, the following terms shall have the meanings indicated below:
(a)“Administrator” shall mean the Board, or one or more Committees appointed by the Board, as the case may be.
(b)“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.
(c)“Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Cause” means, for purposes of this Plan only, unless otherwise specified in an Award agreement, any one of the following:
(i)A Participant’s willful refusal to perform his or her duties without justification, or a Participant’s willful misconduct or gross negligence in the performance of his or her duties;
(ii)A Participant’s material breach of any of the Company’s material policies or codes of conduct, or material breach of a material obligations under any other agreement between such Participant and the Company;
(iii)A Participant’s willful engagement in any act of dishonesty, fraud or illegal conduct with respect to, or in the course of, the business or affairs of the Company or any of its Affiliates, which materially and adversely harms the Company or its Affiliates; or
(iv)A Participant’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude;
provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “cause” or other similar term of like import, then, with respect to such Participant, Cause shall be defined as set forth in such employment agreement or other similar agreement.
(f)“Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(i)Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined total voting power of the Company’s then outstanding stock other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership of securities of the Company held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the combined total voting power of the Company’s then outstanding stock as a result of a repurchase or other acquisition of securities of the Company by the Company reducing the number of shares of stock outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of securities of the Company by the Company, and after such acquisition, the Subject Person becomes the Owner of any additional securities of the Company that, assuming the repurchase or other acquisition by the Company had not occurred, increases the percentage of the total voting power of the Company’s then outstanding stock Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;
(ii)There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the securities of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the securities of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(f)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or
(iv)Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).
For the avoidance of doubt, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
(g)“Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(g), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, as amended.
(h)The “Company” shall mean Titan Machinery Inc., a Delaware corporation.
(i)“Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock on the principal stock exchange on which such stock is then traded at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee, in its sole discretion, by applying principles of valuation with respect to the Company’s Stock.
(j)“Good Reason” means for purposes of this Plan only, unless otherwise specified in an Award agreement, the occurrence, during the two-year period commencing on the date of a Change of Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change of Control:

(i)a material reduction in the Participant’s total compensation (defined as the sum of base salary, target annual bonus, and target long-term incentive award) or base salary;
(ii)a material diminution in the Participant’s duties, responsibilities or authority; or
(iii)a relocation of more than 40 miles from the Participant’s principal office location;
provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “good reason” or other similar term of like import, then, with respect to such Participant, Good Reason shall be defined as set forth in such employment agreement or other similar agreement.
(k)“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(l)The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.
(m)“Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.
(n)“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan. If the Award agreement evidencing an Option grant does not designate whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the Option will be a Nonqualified Stock Option.
(o)“Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
(p)The “Participant” means (i) an employee or officer of the Company or any Affiliate to whom an Incentive Stock Option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Nonqualified Stock Option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.
(q)“Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.
(r)“Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan, including, but not limited to, any one, or a combination of, (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.
(s)“Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.

(t)“Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Stock subject to or upon achievement of, as applicable, such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(u)“Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(v)The “Plan” means this Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, as may be further amended from time to time.
(w)“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock or the grant of any restricted stock units pursuant to Section 11 hereof.
(x)“Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
(y)“Stock” shall mean common stock, par value $0.00001 per share, of the Company (subject to adjustment as described in Section 14).
(z)“Stock Appreciation Right” shall mean a grant pursuant to Section 13 hereof.
(aa)A “Subsidiary” shall any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
SECTION 2.
PURPOSE
The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.
It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options pursuant to Section 9 of this Plan; through the granting of Nonqualified Stock Options pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan.
SECTION 3.
EFFECTIVE DATE OF PLAN
The Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and effective as of April 8, 2014 and was approved by the Company’s stockholders on May 29, 2014. The Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and effective as of April 20, 2020 and was approved by the Company’s stockholders on June 8, 2020. This Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and is effective as of April 15, 2024 (the “Effective Date”), subject to receipt of approval by the stockholders of the Company.
SECTION 4.
ADMINISTRATION
The Plan shall be administered by the Board or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”). Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), to adopt terms and conditions, rules, or procedures (including the adoption of any subplan under this Plan)

relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States; and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.
The Administrator may delegate its authority under this Section 4 and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan, consistent with the requirements of applicable law; provided, however, that except as provided below, the Administrator may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. Subject to compliance with applicable law, the Administrator may delegate to the Company’s chief executive officer and/or to other officers of the Company its authority under this Section 4, including the right to grant Awards; provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to officers of the Company who, at the time of such action, are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. All authority delegated by the Administrator under this Section 4 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Administrator. To the extent that the Board, the Administrator or its delegate, as described above, administers the Plan, references in the Plan to the “Administrator” shall be deemed to refer to the Board, the Committee or such delegate.
No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.
SECTION 5.
PARTICIPANTS
The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor is a natural person, renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Affiliate to whom Awards, including Incentive Stock Options, shall be granted under this Plan. The Administrator may grant additional Awards, including Incentive Stock Options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.
SECTION 6.
STOCK
The Stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Stock. Subject to Section 14 of this Plan, the maximum number of shares of Stock that were available for issuance under the Plan upon its initial approval by the stockholders of the Company on May 29, 2014 was 1,650,000 shares. The maximum number of shares of Stock available for issuance under the Plan was increased by an additional 550,000 shares upon the approval of the amendment and restatement of the Plan by the stockholders of the Company on June 8, 2020. The maximum number of shares of Stock available for issuance under the Plan was further increased by an additional 950,000 shares upon the approval of the second amendment and restatement of the Plan by the stockholders of the Company on June 3, 2024. All shares of Stock that may be issued under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.
To the extent that shares of Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration of such Award, or by reason of being settled in cash in lieu of shares of Stock, then such shares of Stock shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares of Stock subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares of Stock issued upon exercise of the Stock Appreciation Rights. Shares tendered, surrendered or otherwise used in payment of the exercise price of an Option shall not be available for re-issuance under the Plan. Shares of Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the

Plan. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares of Stock may not again be made available for issuance under the Plan.
In addition to the aggregate Stock limit above, subject to Section 14 of the Plan, the following annual limits will apply under the Plan:
(a)In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.
(b)In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(c)To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(d)The maximum aggregate grant date value of shares of Stock subject to Awards granted to any director who is not an employee of the Company (a “Non-Employee Director”) during any fiscal year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the fiscal year, shall not exceed $350,000. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.
SECTION 7.
DURATION OF PLAN
Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the Effective Date. Other Awards may be granted pursuant to the Plan from time to time after the Effective Date and until the Plan is discontinued or terminated by the Administrator.
SECTION 8.
PAYMENT
Participants may pay for shares upon exercise of Options granted pursuant to this Plan (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired shares of Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise, or (v) by a combination thereof. Any stock tendered as part of such payment shall be valued at such stock’s then-current Fair Market Value. In the event the Optionee elects to pay the exercise price in whole or in part with previously acquired shares of Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Stock” means shares of the Company’s Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles.
With respect to payment in the form of Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.
SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
Each Incentive Stock Option granted pursuant to this Section 9 shall be evidenced by a written Incentive Stock Option agreement (the “ISO Option Agreement”). The ISO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each ISO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)Number of Shares and Option Exercise Price. The ISO Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the option exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option exercise price and shall be fully protected in so doing.
(b)Term and Exercisability of Incentive Stock Option. The term during which any Incentive Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.
The ISO Option Agreement shall state when the Incentive Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an Incentive Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the ISO Option Agreement. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)Nontransferability. No Incentive Stock Option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the Participant’s lifetime, the Incentive Stock Option may be exercised only by the Participant. If the Participant shall attempt any transfer of any Incentive Stock Option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the Incentive Stock Option, to the extent not fully exercised, shall terminate.
(d)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b). In the event the Participant is required under the ISO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to have shares withheld for this purpose shall be made on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(f)Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(f), such acceleration shall be of full force and effect but the number of shares of Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section

9(f) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate in chronological order according to the dates of grant.
(g)Other Provisions. The ISO Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such ISO Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “Incentive Stock Option” as defined in Code Section 422 or to conform to any change therein.
SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
Each Nonqualified Stock Option granted pursuant to this Section 10 shall be evidenced by a written Nonqualified Stock Option agreement (the “NQSO Option Agreement”). The NQSO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each NQSO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)Number of Shares and Option Exercise Price. The NQSO Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the option exercise price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option.
(b)Term and Exercisability of Nonqualified Stock Option. The term during which any Nonqualified Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. The NQSO Option Agreement shall state when the Nonqualified Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a Nonqualified Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the NQSO Option Agreement. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)Transferability. A Nonqualified Stock Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.
(d)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of stock as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option. In the event the Participant is required under the NQSO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(f)Other Provisions. The NQSO Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 11.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:
(a)Number of Shares. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.
(b)Risks of Forfeiture. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.
(c)Issuance of Shares; Rights as Stockholder.
(i)With respect to a Restricted Stock Award, the Company shall cause to be issued shares in the Participant’s name as evidenced by a stock certificate or as reflected in book entry form, provided, that the Company shall place a legend or restriction on such shares describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock, but, except as provided in this paragraph (i) regarding dividends, the Participant shall not have any other rights as a stockholder with respect to such shares. Except as provided otherwise by the Administrator, Participants holding Restricted Stock Awards shall be entitled to receive all dividends and other distributions paid with respect to the shares of Stock underlying the Restricted Stock Awards. Cash dividends with respect to Restricted Stock Awards that are subject to risk of forfeiture restrictions will be credited to a book-entry account and paid to the Participant only when the risk of forfeiture applicable to such Restricted Stock Award has lapsed. Except as provided otherwise under Article 14, dividends payable in shares of Stock shall be subject to the same risk of forfeiture restrictions as the underlying Restricted Stock Award. If any Restricted Stock Awards are forfeited, the Participant shall have no right to dividends or other distributions with respect to such Restricted Stock Award.
(ii)With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued Stock in the Participant’s name and shall deliver such Stock to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.
(d)Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award or Restricted Stock Unit Award. In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock or by electing to have the Company withhold (i) shares of Stock subject to the Restricted Stock Award on which the risks of forfeiture have lapsed or (ii) shares of Stock otherwise issuable to the Participant pursuant to the settlement of Restricted Stock Unit Awards, as applicable. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(e)Nontransferability. No Restricted Stock Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement have lapsed. No Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant prior to the date of settlement thereof into shares of Stock, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.
(f)Other Provisions. The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 12.
PERFORMANCE AWARDS
Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:
(a)Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.
(b)Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:
(i)the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;
(ii)one or more Performance Objectives established by the Administrator;
(iii)the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;
(iv)the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and
(v)the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.
(c)Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock or by electing, as applicable, to have the Company withhold shares of Stock subject to a Performance Award for which the risks of forfeiture have lapsed or that would otherwise be issuable to the Participant pursuant to the settlement of a Performance Award. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(d)Nontransferability. No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.
(e)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date of the issuance of stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan).
(f)Other Provisions. The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 13.
STOCK APPRECIATION RIGHTS
Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:
(a)Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.
(b)Term and Exercisability. The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.
(c)Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Stock Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.

(d)Nontransferability. No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.
(e)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of stock evidencing such shares, as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(f)Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
SECTION 14.
ADJUSTMENTS UPON CHANGES IN STOCK
In the event of any dividend or other distribution (whether in the form of cash, shares of Stock, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares of Stock or other securities of the Company or other rights to purchase shares of Stock or other securities of the Company, or other similar corporate transactions or events that affects the shares of Stock, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, the Administrator may, in its sole discretion, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted under the Plan, (b) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any applicable Award or, the measure to be used to determine the amount of the benefit payable on an Award, (d) the number and kind of outstanding Restricted Stock Awards or relating to any other outstanding Award in connection with which shares of Stock are issued or otherwise subject, (e) the number of shares of Stock with respect to which Awards may be granted to a Participant as set forth in Sections 6(a), 6(b) and 6(c) hereof and the number of shares of Stock reserved for issuance pursuant to Section 6 hereof, (f) the number and type of shares of Stock (or other securities or property) as to which Awards may be settled and (g) any other adjustments that the Administrator determines to be equitable. Additional shares that may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
The Administrator may restrict the rights of, or the applicability of, this Section 14 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 15.
EFFECT OF A CHANGE OF CONTROL
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 15 shall apply in the event of a Change of Control.
(a)Awards Assumed by Successor. Upon the occurrence of a Change of Control, (1) if the Company is the surviving entity in the Change of Control and an Award continues to be outstanding and in effect or (2) if Company is not the surviving entity in the Change of Control and an Award is Assumed (as defined in subsection (b) below) by the successor person or entity effecting the Change of Control, then such Award shall vest and be exercisable in accordance with the terms of the original grant, unless during the two year period commencing on the date of the Change of Control:
(i)a Participant’s service is involuntarily terminated for reasons other than for Cause; or
(ii)a Participant who is an employee terminates his or her employment for Good Reason.

If clause (a)(i) or (ii) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any Award subject to a Performance Objective shall be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Except as otherwise set forth in an Award agreement or as required by Section 21(h), any Restricted Stock Unit Award or Performance Award that vests as a result of the Participant’s termination under clause (a)(i) or (ii) will be settled within sixty (60) days following the Participant’s termination under clause (a)(i) or (ii). For purposes of this Section 15(a), a Participant’s termination of employment for Good Reason shall not be considered to be for Good Reason unless:
(i)the Participant has provided the Company with a written notice of his or her intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and
(ii)the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.
Notwithstanding the foregoing, if a Participant who is an employee is a party to an employment agreement or other similar agreement with the Company that includes a definition of “good reason” or other similar term of like import, then, with respect to such Participant, any termination of employment for Good Reason for purposes of this Section 15(a) shall be determined in accordance with the procedures set forth in such employment agreement or other similar agreement.
(b)Assumed Awards Defined. For purposes of this Section 15, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:
(i)Options and Stock Appreciation Rights are converted into a replacement Award in a manner that complies with Internal Revenue Code Section 409A and, in the case of an Incentive Stock Option, Internal Revenue Code Section 424;
(ii)Restricted Stock Unit Awards, Restricted Stock Awards and Performance Awards are converted into a replacement Award covering (1) a number of shares of stock of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Stock covered by the Award; provided that to the extent that any portion of the consideration received by holders of shares of Stock in the Change of Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control or (2) an amount of cash consideration, as applicable, based upon the terms of the original Award;
(iii)the replacement Award contains provisions for scheduled vesting, treatment on the Participant’s termination from employment or directorship, as applicable (including the definitions of “Cause” and “Good Reason”), and, if applicable, Performance Objectives and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and
(iv)if the replacement Award is to be settled in shares of stock, the security represented by the replacement Award is of a class of stock that is publicly held and widely traded on an established stock exchange.
(c)Awards not Assumed by Successor.
(i)Upon the occurrence of a Change of Control, if Company is not the surviving entity in the Change of Control and an Award is not Assumed by successor person or entity effecting the Change of Control, then such Award shall become fully vested and exercisable on the date of the Change of Control, any restrictions that apply to such Award shall lapse, and any Performance Objectives applicable to such Award shall be deemed to be satisfied based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Payment with respect to such Awards shall be made as follows:

(1)    For each Option and Stock Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property, including securities of a successor or parent corporation) received by holders of shares of Stock in the Change of Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of shares of Stock. Any Options or Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of shares of Stock in connection with the Change of Control shall be cancelled for no additional consideration.
(2)    For each Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award, the Participant shall receive the consideration (consisting of cash or other property, including securities of a successor or parent corporation) that such Participant would have received in the Change of Control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Stock equal to the number of Shares covered by the Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award (based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable).
(3)    For each Performance Unit Award, the Participant shall receive an amount in cash based on actual performance under the Performance Objective set forth in the Performance Unit Award through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if such actual performance is not determinable.
(ii)The payments contemplated by clauses (c)(i)(1), (c)(i)(2) and (c)(i)(3) of this Section 15(c) shall be made upon or as soon as practicable following the Change of Control, provided, however, that with respect to any Award that is subject to Internal Revenue Code Section 409A, if the Change of Control is not also a “change in control event” within the meaning of Internal Revenue Code Section 409A, the payment shall be made on the date payment would have been made had the Change of Control not occurred.
SECTION 16.
INVESTMENT PURPOSE
No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.
As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:
(a)In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).
(b)In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.
(c)In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.
The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.
The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall not be liable for the failure to issue and sell Stock upon the exercise, vesting, or lapse of risk of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.
SECTION 17.
NONTRANSFERABILITY
(a)In General. Except as expressly provided in the Plan or an Award agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.
(b)[Reserved].
(c)Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(d)Hedging and Pledging. Participants may not enter into hedging or monetization contracts or enter into pledge arrangements with respect to any Award or any Stock to be granted pursuant to an Award.
SECTION 18.
NO AUTHORITY TO REPRICE
Except in connection with a corporate transaction involving the Company that it subject to the provisions of Section 14, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
SECTION 19.
AMENDMENT TO THE PLAN
The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 14 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422. Notwithstanding anything in the Plan to the contrary, the Board may amend this Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

To the extent applicable, the Plan and all Awards shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any
Award agreement to the contrary, the Board may amend the Plan or an Award agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.
SECTION 20.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS
(a)No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.
(b)No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.
(c)Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Stock or payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
    (d)    Recoupment Policies. All Awards under the Plan shall be subject to any applicable clawback, recoupment, recovery or other forfeiture policies that may be implemented by the Board from time to time, including pursuant to the Titan Machinery Inc. Clawback Policy or any other similar clawback policy adopted by the Board. By accepting an Award, the Participant is agreeing to be bound by any such clawback, recoupment, recovery or other forfeiture policies, as in effect or as may be adopted or modified from time to time by the Company in its discretion, including the Titan Machinery Inc. Clawback Policy or any other similar clawback policy adopted by the Board.
SECTION 21.
MISCELLANEOUS
(a)Issuance of Shares. The Company is not required to issue or remove restrictions on shares of Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.
(b)Choice of Law. The law of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.
(c)Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(d)No Duty to Notify. Neither the Company nor any Affiliate shall have any duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, neither the Company nor any Affiliate has any duty or obligation to minimize the tax consequences of an Award to the Participant.
(e)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells shares of Stock issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Securities Exchange Act of 1934.
(f)Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator, in its discretion, shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h)Code Section 409A Compliance. The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (A) payments shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (C) in no event shall a Participant, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A, any payments (whether in cash, Stock or other property) to be made with respect to such Award upon the Participant’s “separation from service” (within the meaning of Code Section 409A) shall be delayed if the Participant is a "specified employee” (within the meaning of Code Section 409A) until the earlier of (1) the first day of the seventh month following the Participant’s separation from service or (2) the Participant’s death. Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Affiliate have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

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1. Election of Directors

Nominees

01) Stan Erickson 02) Jody Horner 03) Richard Mack

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0000641338_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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TITAN MACHINERY INC.
Annual Meeting of Stockholders
June 3, 2024 9:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bryan J. Knutson and Robert Larsen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of TITAN MACHINERY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on June 3, 2024, virtually at **www.virtualshareholdermeeting.com/TITN2024** and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000641338_2 R1.0.0.6

Continued and to be signed on reverse side

QuickLinks
NOTICE OF ANNUAL MEETING
INTRODUCTION
GENERAL INFORMATION
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
BOARD OF DIRECTORS
ELECTION OF DIRECTORS (PROPOSAL 1)
NON-EMPLOYEE DIRECTOR COMPENSATION
SUSTAINABILITY
CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS & RELATED TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 - RATIFICATION OF PUBLIC ACCOUNTING FIRM
PROPOSAL 4 - APPROVAL OF SECOND AMENDED & RESTATED EIP
OTHER BUSINESS
STOCKHOLDER PROPOSALS
FORM 10-K
APPENDIX A
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